Exhibit 10.23

LOAN AGREEMENT

by and between

RESOURCE REAL ESTATE OPPORTUNITY OP, LP,

a Delaware limited partnership,

as Borrower

and

Bank of America, N.A.,

a national banking association,

as Lender,

i

Schedules to Term Loan Agreement

Schedule 1	Definitions
Schedule 2	Improvements
Schedule 3	Form of Draw Request
Schedule 3.4	Claims
Schedule 4	Leasing and Tenant Matters
Schedule 4.21	Deposit Accounts
Schedule 5	Tax and Insurance Reserve Deposits
Schedule 6	Intentionally Omitted
Schedule 7	Swap Contracts
Schedule 8	Financial Covenants

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is made as of the                  day of December, 2011, by and between Resource Real Estate Opportunity OP, LP, a Delaware limited partnership (“Opportunity OP”) and Bank of America, N.A., a national banking association (“Lender”).

RECITALS

Opportunity OP has applied to Lender for a loan for the purpose of financing the real property owned by entities of which Opportunity OP owns one hundred percent (100%) of the equity interests and which will be added as a co-borrower under this Agreement and which real properties owned by any such co-borrower will serve as security for the loan. The proceeds of the loan, where approved by Lender, may be used to make certain improvements to each of such properties and the payment of costs as approved by Lender. Lender has agreed to make the loan on the terms and conditions set forth in this Agreement and in the other documents evidencing and securing the loan.

Now, therefore, in consideration of the premises, with the intent to be legally bound and in further consideration of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

AGREEMENTS

Article I

General Information.

Section 1.1. Conditions to Closing.

The conditions precedent to closing the Loan and recording of any Mortgage are set forth in the Closing Checklist and in this Agreement.

Section 1.2. Schedules.

The Schedules attached to this Agreement are incorporated herein and made a part hereof.

Section 1.3. Defined Terms.

Capitalized terms in this Agreement shall have the meanings ascribed to such terms in the Preamble hereto, in Schedule 1 or as otherwise set forth in this Agreement.

Article II

Terms of the Loan.

Section 2.1. The Loan.

(a)(i) Lender hereby establishes for the benefit of Borrower, a credit facility up to the amount of the Loan Amount. Subject to all of the terms, covenants and conditions of this Agreement, Lender agrees, from time to time, until the Maturity Date (as the same may be extended pursuant to Section 1A of the Note), to make incremental advances of proceeds of the Loan (each of which an “Advance”) to a Borrower which is a limited liability company, all of whose membership interests are owned by Opportunity OP, owns an Eligible Property free and clear of any and all liens and encumbrances (other than Permitted Encumbrances) and which is added to the Collateral Pool for the purpose of (A) paying the closing costs for and with respect to each Advance hereunder, as approved by Lender in its sole discretion, and (B) financing an Eligible Property being contributed to the Collateral Pool and where approved by Lender in its sole discretion, paying for interest on the Loan attributable to Advances with respect to such Eligible Property, the cost of improvements to such Eligible Property and paying for costs approved by Lender to effectuate the increased and improved leasing of such Eligible Property (which in the sole discretion of Lender may include operating deficits), all in accordance with the terms of this Agreement and the Budget for such Eligible Property. The proceeds of the Loan advanced to such Borrower shall only be used by such Borrower for the forgoing purposes; provided, however, in no event, at any time, shall the aggregate amount of any and all such Advances outstanding under this facility, exceed the Loan Amount. Interest shall accrue and be payable in arrears only on sums advanced hereunder for the period of time outstanding. The proceeds of the Loan shall not be used for any purpose other than as provided for herein. Notwithstanding anything to the contrary in this Agreement, no Advances of proceeds of the Loan shall be made except in connection with and secured by an Eligible Property which is part of the Collateral Pool and then only in accordance with all of the terms, covenants and conditions of this Agreement.

(ii) The Loan is a revolving credit facility whereby principal sums repaid from time to time may be re-borrowed subject to all of the terms and conditions of this Agreement as to a re-borrowing specifically and as to Advances generally. Borrower acknowledges that Advances of proceeds of the Loan are tied to specific Eligible Properties which are part of the Collateral Pool and accordingly, any reduction in the outstanding principal amount of the Loan shall be made for, on behalf of and attributable to a specific Eligible Property which is part of the Collateral Pool. Accordingly, in the event a re-borrowing is requested by a Borrower after a principal payment is made, any such Advance which is a re-borrowing shall not exceed the amount repaid and shall be made only to, for and with respect to the specific Eligible Property which is part of the Collateral Pool and to which the prior principal payment was made for, on behalf of and attributable and then only to the Borrower owning such Eligible Property which is part of the Collateral Pool. Additionally, no re-borrowing Advance of proceeds will be made as to any Eligible Property which is released pursuant to Section 8.20 below. No re-borrowing, individually or in the aggregate, as to a specific Eligible Property which is part of the Collateral Pool, shall exceed the original sum budgeted and advanced for such Eligible Property which is part of the Collateral Pool. A request for a re-borrowing by the Borrower which is the owner of the Eligible Property which is part of the Collateral Pool and to which such payment and re-borrowing pertain, shall submit a draw request pursuant to Section 2.2 and any such requested re-borrowing Advance and such Eligible Property to which the same pertains must, on a current basis, meet and satisfy, as determined by Lender, all of the conditions under and pursuant to this Agreement for an initial Advance made for and with respect to such Eligible Property which is part of the Collateral Pool.

(b) Subject to the terms, covenants and conditions of this Agreement, from time to time upon the written request of Borrower, Lender shall advance Loan proceeds to or for the benefit of a Borrower which is the owner of an Eligible Property added to the Collateral Pool, provided however, Borrower and Lender agree that the proceeds of the Loan advanced to or for the benefit of such Borrower, net of closing costs approved by Lender, will be advanced directly to such owning Borrower (or, from time to time, through a title company for the benefit of one or more Borrowers) for and with respect to the Eligible Property owned by such Borrower, in such amount as meets the requirements of this Agreement.

(c) Except as permitted pursuant to Section 2.1(d) below, in no event shall the aggregate amount of Loan proceeds advanced and outstanding with respect to an Eligible Property which is added to the Collateral Pool, at the time of the making of an Advance with respect to such Eligible Property (inclusive of the Advance to be made), exceed the lesser of (i) a Loan-to-Cost Ratio (as hereinafter defined) of not more than 50% and (ii) a Loan-to-Value Ratio (as hereinafter defined) of not more than 50%. In no event shall the aggregate outstanding amount of all Advances with respect to any individual Eligible Property at any time during the term of the Loan exceed $12,500,000.00. For purposes of this Section 2.1(c), Section 2.1(d) and elsewhere in this Agreement, the term “Loan-to-Cost Ratio” shall mean and be calculated as follows: the amount of all Advances for such Eligible Property added to the Collateral Pool, divided by the aggregate of the actual and verified “Ownership Costs” (as hereinafter defined) incurred by the Borrower owning such Eligible Property and which Ownership Costs are approved by Lender, in the exercise of its sole discretion. Nothing in this Section 2.1(c) is intended to limit the provisions of Section 2.2(a) below and Lender’s discretion as to the approval of any Eligible Property to be admitted to the Collateral Pool and the amount to be advanced in connection therewith.

For purposes hereof, “Ownership Costs” shall mean those costs incurred by the Borrower owning such Eligible Property for the acquisition of the Eligible Property and achieving “Stabilization” (as hereinafter defined) of the Eligible Property, all as approved by Lender, in its sole discretion.

For purposes hereof, “Stabilization” shall mean the point at which a multi-family income-producing real estate project is expected to achieve under competent management after exposure for leasing in the open market for a reasonable period of time at terms and conditions comparable to competitive offerings, all as determined by Lender in its sole discretion. At the option of Lender, Lender’s determination of Stabilization may be based on the appraisal first obtained by Lender in connection with such Eligible Property being first added to the Collateral Pool, an update of such first obtained appraisal or a newly obtained appraisal, in any and all events, meeting all applicable regulatory requirements, taking into account current market conditions, including vacancy factors, estimated lease-up periods, discount rates, and rental rates and concessions, as accepted by Lender in its sole discretion. Any appraisal, including any updated appraisal, used to determine Stabilization pursuant to this Agreement shall meet all applicable regulatory requirements, shall be satisfactory to Lender in all respects in its sole discretion, and shall be obtained at the sole cost and expense of Borrower.

(d) Provided all of the other terms, covenants and conditions for an Advance are satisfied, at such time as an Eligible Property which is part of the Collateral Pool achieves Stabilization, as determined by Lender in the exercise of its sole discretion, Lender, in the exercise of its sole discretion, upon the request of Opportunity OP or the Borrower which owns such Eligible Property, may make an additional Advance in an amount which is the lesser of (i) such amount which when added to the sum of all Advances made with respect to such Eligible Property will not, in the sole judgment of Lender, equal a total indebtedness for such Eligible Property in excess of a Loan-to-Value Ratio of 65%, all as determined by Lender in its sole discretion, (ii) such amount which when added to the sum of all Advances made with respect to such Eligible Property will not, in the sole judgment of Lender, equal a total indebtedness for such Eligible Property in excess of a Loan-to-Cost Ratio of 75%, all as determined by Lender in its sole discretion or (iii) such amount which when added to the sum of all Advances made with respect to such Eligible Property will not, in the sole judgment of Lender, equal a total indebtedness for such Eligible Property that exceeds a Debt Service Coverage Ratio of 1.5 to 1.0, all as determined by Lender in its sole discretion. In no event shall the aggregate outstanding principal amount of all Advances, inclusive of any additional Advance made pursuant to this Section 2.1(d), made to a particular Borrower with respect to its corresponding Eligible Property which is added to the Collateral Pool, exceed $12,500,000.00. In addition to all other terms, covenants and conditions for an Advance being satisfied pursuant to this Agreement, as a condition for an additional Advance to be made pursuant to this Section 2(d), the following terms, covenants and conditions must be satisfied, to the sole determination and satisfaction of Lender, at or before the making of such additional Advance under this Section 2(d):

(i) an amendment to the Mortgage encumbering the Eligible Property which is part of the Collateral Pool and to which the additional Advance pertains is entered into by the Borrower which owns such Eligible Property and is recorded in the public office where the Mortgage was recorded, which amendment shall add to the sums secured by the Mortgage the amount of the additional Advance and shall otherwise contain and set forth such terms and conditions as required by Lender;

(ii) an endorsement to the Mortgagee’s policy of title insurance issued with respect to the Mortgage encumbering the Eligible Property which is part of the Collateral Pool and to which the additional Advance pertains is issued which increases the amount of the same by the amount of the additional Advance, dates such policy to the date of the recording of the amendment referred to in (i) above and sets forth that the insured instrument under such policy is the Mortgage as so amended by the amendment, all without any additional exceptions or objections to title being raised;

(iii) the Borrower and the Guarantor shall execute and deliver such other documents or instruments as Lender may reasonably require in order to evidence and/or secure such additional Advance and confirm and evidence their liability with respect to the same, including, without limitation, any amendments or modifications of any or all of the Loan Documents, all in such form and content as Lender shall so require; and

(iv) the Borrower who owns the Eligible Property which is part of the Collateral Pool and to which the additional Advance pertains shall execute and deliver a Mortgage (the “Collateral Mortgage”) which shall be recorded as a second lien, junior only to the lien of the existing Mortgage, as modified pursuant to (i) above and any encumbrances to title permitted by Lender in connection with the existing Mortgage, executed by such Borrower and securing the Advances made to the Borrower for the Eligible Property, and which Collateral

Mortgage shall secure and be collateral for any and all other Advances of the Loan made to any or all of the other Borrowers. Title insurance shall not be required to be obtained with respect to such Collateral Mortgage. The Collateral Mortgage shall be in such form and on such terms and conditions as Lender shall so require. The amount specified in such Collateral Mortgage secured thereby shall not exceed 95% of the “as is” or “as stabilized” appraised value of the Eligible Property, as elected by Lender. The appraised value of the Property shall be based upon a current appraisal prepared by a third-party appraiser acceptable to, and engaged directly by, Lender. The appraisal shall be satisfactory to Lender in all respects, as reviewed, adjusted and approved by Lender but paid for by Borrower. In the event Lender used an appraisal in determining whether a Property which is part of the Collateral Pool has reached Stabilization and for which an additional Advance is made pursuant to this Section 2.1(d), Lender shall use such appraisal in determining the amount of the Collateral Mortgage; and

(v) Borrower shall pay any and all costs and/or expenses for or in connection with the making of such additional Advance and the recording of the Collateral Mortgage, including without limitation, the costs and/or expenses in connection with any of the items listed above in (i) through and including (iv) as well as the reasonable attorney’s fees and costs of Lender’s legal counsel.

For purposes of Sections 2.1(c) and 2.1(d) and elsewhere in this Agreement, the following terms have the following meanings:

“Loan-to-Value Ratio” means the total amount of the Advances made with respect to a specific Eligible Property which is part of the Collateral Pool, divided by the appraised “As-Is” value of the Eligible Property The appraised “As-Is” value of the Property shall be based upon a current appraisal prepared by a third-party appraiser acceptable to, and engaged directly by, Lender. The appraisal shall be satisfactory to Lender in all respects, as reviewed, adjusted and approved by Lender but paid for by Borrower.

“Debt Service Coverage Ratio” means, as of any Determination Date, for the applicable Calculation Period the ratio, as determined by Lender, of Net Operating Income to Debt Service.

“Actual Operating Revenue” means, with respect to any period of time, all income, computed on an annualized basis in accordance with generally accepted accounting principles, collected from the ownership and operation of the Eligible Property from whatever source (other than any source affiliated with Borrower or any Guarantor), including Rents, utility charges, escalations, service fees or charges, license fees, parking fees, and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds from tenants, uncollectible accounts, sales of furniture, fixtures and equipment, interest income, Condemnation Awards, Insurance Proceeds (other than business interruption or other loss of income insurance), unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, and non-recurring or extraordinary income, including lease termination payments. Actual Operating Revenue shall be net of rent concessions and credits. Actual Operating Revenue shall be subject to appropriate seasonal and other adjustments in Lender’s reasonable discretion.

“Assumed Interest Rate” means the annual yield payable on the last day of the applicable Calculation Period on ten (10) year United States Treasury obligations in amounts approximating the Net Commitment Amount at the inception of the Calculation Period, provided, however, that the Assumed Interest Rate shall be not less than seven percent (7%) per annum.

“Calculation Period” means the three (3) month period ending on any Determination Date.

“Debt Service” means the higher of (a) the actual principal (if any) and interest payable under the Loan during the applicable Calculation Period and applicable to the subject Eligible Property, or (b) the payments of principal and interest that would have been payable under a hypothetical loan during the Calculation Period with respect to the Eligible Property, assuming (i) an initial loan balance equal to the Net Commitment Amount at the inception of the Calculation Period, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) amortization of the aggregate principal indebtedness over a thirty (30) year amortization period.

“Determination Date” means any date as of which Lender makes a determination regarding Borrower’s satisfaction or failure to satisfy the Debt Service Coverage Ratio requirement as described herein.

“Net Commitment Amount” means, as of any date, the total obtained by adding the amount of the outstanding principal balance of the Loan advanced specifically for and attributable to an Eligible Property, to the amount of the available undisbursed Loan proceeds.

“Net Operating Income” means, with respect to any period of time, the amount obtained by subtracting actual Operating Expenses from Actual Operating Revenue as such amount may be adjusted by Lender in its reasonable discretion based on Lender’s underwriting standards, including adjustments for vacancy allowance and other concessions. As used herein, “vacancy allowance” means an allowance for reductions in potential income attributable to vacancies, tenant turnover, and nonpayment of rent.

“Operating Expenses” means, with respect to any period of time, the total of all expenses actually paid or payable, computed on an annualized basis in accordance with generally accepted accounting principles, of whatever kind relating to the ownership, operation, maintenance or management of the Property, including utilities, ordinary repairs and maintenance, insurance premiums, ground rents, if any, license fees, Taxes, advertising expenses, payroll and related taxes, management fees equal to the greater of 3% of Actual Operating Revenue or the management fees actually paid under any management agreement, operational equipment or other lease payments as approved by Lender, and capital reserve payments or deposits, but specifically excluding depreciation and amortization, income taxes, debt service on the Loan, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement provided such reimbursement by tenant is not included in the calculation of Actual Operating Revenue. Operating Expenses shall be subject to appropriate seasonal and other adjustments in Lender’s reasonable discretion. Any expense which in accordance with accrual basis income tax accounting is depreciated or amortized over a period which exceeds one (1) year shall be treated as an expense, for the purposes of the foregoing calculations, ratably over the period of depreciation or amortization.

Section 2.2. Loan Advances.

(a) Advances shall be made only with respect to an Eligible Property which is added to the Collateral Pool and in any and all events, Lender shall be satisfied, in the exercise of its sole judgment and discretion with the Eligible Property. In any and all events, only a real property which has been fully improved and is being legally used as a residential rental multi-family property can be an Eligible Property and added to the Collateral Pool. Notwithstanding anything to the contrary in this Agreement, Borrower acknowledges and agrees that whether an individual Eligible Property is added to the Collateral Pool and the aggregate amount of the proceeds of the Loan which Lender approves to be advanced with respect to the same are within Lender’s sole discretion. Additionally, Lender may require an additional covenant, as specified below, regarding the Debt Service Coverage Ratio (as defined in this Agreement) with respect to an Eligible Property, which may not be applicable to any or all of the other Eligible Properties within the Collateral Pool. The additional covenant will be set to measure the actual performance of the Eligible Property on a going forward basis compared to the Borrower’s projections for the same, which projections were submitted to and approved by Lender at the time the Eligible Property was admitted to the Collateral Pool. The additional covenant shall require such Eligible Property to have a Debt Service Coverage Ratio of at least 1.25 to 1.00 measured on the 1st day after 18 full calendar months have elapsed from the date that the Eligible Property was admitted to the Collateral Pool.

(b) Lender shall not be required to make any Advance hereunder until the pre-closing requirements, all other conditions and all other requirements set forth in this Agreement have been completed and fulfilled to satisfaction of Lender, at Borrower’s sole cost and expense. In no event shall Lender be obligated to make an Advance if an Event of Default has occurred and is continuing.

(c) On or prior to the date of the making of an Advance (including the initial Advance) of the Loan, Borrower shall provide to Lender each of the following, in form and substance acceptable to the Lender for each Eligible Property which is being added to the Collateral Pool by a the owner of the same who is being added as a Borrower pursuant to the terms of to this Agreement:

(i) A written draw request for an Advance in a specific amount and written authorization and instructions for the funding of the same to the Borrower which will receive the same.

(ii) A policy of title insurance insuring the lien of the Mortgage as a first lien in an amount equal to the allocated portion of such Advance for each such Eligible Property, with such coverages and endorsements, and in such form and content, as Lender shall require and as may be available under law from a title insurance company as is acceptable to Lender.

(iii) Four (4) copies of a current, certified Survey of each such Eligible Property, which shall be prepared in accordance with the Lender’s requirements therefor.

(iv) An environmental assessment or report for each such Eligible Property, in form and substance satisfactory to the Lender and addressed to the Lender.

(v) A physical condition report for each such Eligible Property addressed to Lender and completed by a consultant acceptable to Lender and attesting to the structural integrity and useful lives of the components of the existing improvements.

(vi) Certificates of insurance indicating that all insurance required by Lender as set forth in Section 4.4 hereof, from time to time, and satisfactory as to coverage, limits, deductibles and companies, are in place.

(vii) A copy of the Organizational Documents of the Borrower owning such Eligible Property, certified as true, correct and complete by an officer or authorized signatory of such Borrower, together with (i) a current certificate of good standing from the jurisdiction in which such Borrower is organized (and from the jurisdiction in which its Eligible Property is located, if different from the jurisdiction in which such Borrower is organized), and (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby.

(viii) The most current available financial statements of all Borrowers and Guarantor, signed and certified as true, correct and complete by either an officer or authorized signatory of the same, which are to be satisfactory to Lender in form and substance and a certificate, in form and substance satisfactory to Lender, from the Chief Financial Officer or Chief Executive Officer of Guarantor certifying to Guarantor’s compliance with the financial covenants set forth on Schedule 8.

(ix) Information satisfactory to Lender that each such Eligible Property is in compliance with all applicable zoning regulations.

(x) A flood zone certification from a consultant acceptable to the Lender indicating that such Eligible Property is not located in a flood plain or any other flood-prone area as designated by any governmental agency; provided, however, that if any Eligible Property is so located and flood insurance is required by law, Borrower shall provide proof of flood insurance to the Lender.

(xi) Property tax information with respect to each Eligible Property satisfactory to Lender.

(xii) A true, complete and correct rent roll for the Eligible Property and a true, correct and complete copy of the form of lease being used at the Eligible Property, both of which must be acceptable to Lender in its sole discretion in form and content. Borrower acknowledges that without limiting any other term, covenant or condition for an Advance based on an Eligible Property being part of the Collateral Pool, the tenancy at such Eligible Property must be as set forth on the rent roll approved by Lender with all leases (unless otherwise specified on the approved rent roll) being in full force and effect, with the tenants listed thereon having accepted possession and paying full and all rent and all other sums due and payable under their leases as are set forth on the rent roll and for the term of the leases, as set forth on the rent roll.

(xiii) An appraisal with respect to each such Eligible Property in form and substance satisfactory to Lender.

(xiv) Copy of the Swap Contract, if applicable.

(xv) The Budget, Plans and Specifications, Project Schedule, Construction Contracts (including the identity of all Contractors) and all permits with respect to any and all construction of Improvements with respect to the Eligible Property achieving Stabilization, are delivered to and approved by Lender in the exercise of its sole discretion. In the case of permits, the same shall be issued, final and non-appealable, without any appeal having been filed and pending. In the case of the Budget, if the total cost exceeds the amount of all Advances to be made with respect to such Eligible Property in order for the same to achieve Stabilization, then Borrower shall demonstrate to Lender that it has the necessary funds on hand and available and prior to Lender making any Advance, Borrower shall demonstrate to Lender’s satisfaction, in the exercise of Lender’s sole discretion, that Borrower has first paid for all costs in excess of the amount of the Advance and that the amount of the Advance shall be sufficient to pay for the remaining costs which will be incurred and/or need to be paid in order for the Eligible Property to achieve Stabilization. In connection with the construction of Improvements, in addition to Lender first approving any and all Contractors, Lender shall also approve of the Architect, in the exercise of Lender’s sole discretion.

(xvi) All such other agreements, documents, instruments, certificates and/or exhibits which may be required, in the Lender’s judgment, including market data on the locale of the Eligible Property, to assure compliance with the requirements of this Agreement and to enable Lender to determine, in the exercise of its sole discretion, that such Eligible Property satisfies its underwriting requirements for residential rental multi-family properties , an Advance and to be part of the Collateral Pool.

(d) On or prior to the date of closing and, as applicable, the making of any Advance (including the initial Advance) under the Loan, the following documents shall be executed and delivered to Lender, in quantity, form and substance acceptable to the Lender and to its counsel, to evidence and secure the Loan:

(i) This Agreement executed by Opportunity OP at the closing of the Loan.

(ii) The Note executed by Opportunity OP at the closing of the Loan. In the case of a new entity which is to become a Borrower and thereby adding an Eligible Property to the Collateral Pool, an allonge to the Note, in form and content as required by Lender and its counsel whereby such new entity shall join in the Note and this Agreement as a Borrower thereunder and hereunder.

(iii) A Mortgage executed by each added Borrower that owns an Eligible Property to the Collateral Pool to secure the obligations of such Borrower under this Agreement, the Note and the other Loan Documents. The amount of each such Mortgage shall be in the amount of the Advances to be received by such Borrower with respect to the Eligible Property owned by it and being added to the Collateral Pool.

(iv) A security agreement (which may be incorporated within the Mortgage), which creates a first priority security interest in all equipment and in all of such Borrower’s intangible property relating to such Eligible Property, perfected by appropriate Uniform Commercial Code Financing Statements naming such Borrower, as debtor, and Lender, as Secured Party.

(v) The Assignments of Leases and Rents from each Borrower executing a Mortgage.

(vi) The Guaranty executed by Guarantor at the closing of the Loan. At such time as an additional Borrower is added and an Eligible Property is added to the Collateral Pool, Guarantor shall execute and deliver such consent, acknowledgement and confirmation of its liability with respect to the same and any and all Mortgages and other Loan Documents as Lender shall require

(vii) An Environmental Indemnity with respect to each Eligible Property executed by the Borrower owning such Eligible Property, Opportunity OP and Guarantor.

(viii) A current written opinion from outside counsel of Borrower and the Guarantor in form and substance reasonably acceptable to the Lender, addressed to the Lender at the closing of the Loan and as each Eligible Property is added to the Collateral Pool.

(ix) The Assignment from Opportunity OP in favor of Lender with respect to each Borrower as each Eligible Property is added to the Collateral Pool.

(x) The Assignment and Subordination of Property Management Agreement with respect to each Management Agreement and the Eligible Property which is added to the Collateral Pool and a subordination agreement executed by Guarantor and Advisor with respect to the payment of fees and any other sums by Guarantor to Advisor pursuant to the Advisory Agreement with respect to any Eligible Property which is added to the Collateral Pool upon the occurrence and during the continuance of an Event of Default under this Agreement or any of the other Loan Documents.

(xi) The Assignment of Contracts and the Contractor’s Consent and Certificate from any and all Contractors and the Architect’s Consent and Certificate from the Architect, to the extent there is any Construction of Improvements at such Eligible Property.

(xii) Such other Loan Documents or other documents as the Lender may, in the exercise of its reasonable judgment, require to evidence and secure the Loan.

The Lender may designate which of the Loan Documents are to be filed and/or placed of record, the order of filing and/or recording thereof, and the offices in which the same are to be filed and/or recorded. Borrower shall pay all filing, documentary, recording and/or registration taxes and/or fees, if any, due upon the Loan Documents.

(e) A Property shall be an “Eligible Property” and added to the Collateral Pool if such Property meets the following requirements, as determined by Lender in its sole discretion, and provided that Lender shall have the right to reject any Property proposed by

Borrower as an Eligible Property to be included in the Collateral Pool for any or no reason. Borrower acknowledges and agrees that no Property will be added to the Collateral Pool after May 31, 2014, provided, in the event an Eligible Property is added to the Collateral Pool on or prior to May 31, 2014, Advances for the same may be made after May 31, 2014 provided the approval of such Eligible Property and addition to the Collateral Pool provides for the making of such Advances as part of the Budget for the same and all other terms, covenants and conditions of this Agreement for the making of any or all such Advances are satisfied pursuant to this Agreement. Borrower acknowledges and agrees that notwithstanding anything to the contrary, in no event shall Lender make an additional Advance pursuant to Section 2.1(d) after May 31, 2014.

(i) Such Property shall (i) be lawfully zoned, used and occupied as a residential multi-family rental property; (ii) owned in fee by an entity which is wholly owned by Opportunity OP and which entity owns no other assets or is engaged in any other business other than the ownership and operation of such Property and (iii) meet all of Lender’s underwriting and due diligence criteria in the exercise of Lender’s sole discretion, including, without limitation, those pertaining to environmental matters, market criteria, rental rates and physical condition. Borrower acknowledges and agrees that in order to be considered by Lender to be an Eligible Property and added to the Collateral Pool, Borrower shall submit to Lender a submission package including such information as Lender may require, from time to time, including, without limitation, a full description of the Property, a cash flow projection at acquisition and Stabilization, a plan to achieve Stabilization, including the Budget and Project Schedule.

(ii) All of the conditions set forth in Section 2.2(c) above as may pertain to the entity desiring to become a Borrower hereunder and owning the Property or to the Property which is being considered to be added to the Collateral Pool shall be satisfied as determined by Lender.

(iii) All of the documents listed in Section 2.2(d) shall be executed and delivered as they pertain to such new Borrower, Guarantor, Opportunity OP and/or the Property and all of the other requirements and conditions to qualify such Property as an Eligible Property to be added to the Collateral Pool required under or pursuant to this Agreement shall be satisfied, as determined by Lender in the exercise of Lender’s sole discretion.

(f) No Advance shall constitute a waiver of any condition precedent to the agreement of Lender to make any future Advance. All conditions precedent to the obligation of Lender to make any Advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or shall be entitled to assume that Lender will make or refuse to make any Advance in the absence of strict compliance with such condition precedent. Lender, in its sole discretion, may waive any requirement of this Agreement for any Advance. Notwithstanding anything to the contrary contained herein, in the event that Lender has made an Advance and then determines that a condition precedent to such Advance required to be satisfied was, in fact, not satisfied, upon the request of Lender, Borrower agrees to cooperate with Lender and use good faith efforts to satisfy any such requirement to extent such requirement can then be satisfied, provided, however, under no circumstances shall Borrower be required to prepay such Advance nor shall such failure to satisfy such requirement constitute an Event of Default unless Borrower ceases to cooperate with Lender or ceases to use good faith efforts to satisfy such requirement.

(g) As a condition to the making of any Advance of proceeds of the Loan, Guarantor shall demonstrate to Lender’s satisfaction, in the exercise of Lender’s sole judgment, that Guarantor has, on a consolidated basis, a “Minimum Tangible Net Worth” (as such term is defined in Schedule 8 attached hereto) equal to at least Twenty Million and No/100 Dollars ($20,000,000.00).

(h) Advances for Interest Payments Pursuant to the Budget. In the event the Budget for a specific Eligible Property which is part of the Collateral Pool includes an amount allocated to the payment of interest accrued and due and payable with respect to Advances made for such Eligible Property, Lender shall be entitled, even during such periods as an Event of Default has occurred and is continuing, to make periodic advances to pay interest as and when it becomes due. Borrower hereby irrevocably authorizes Lender to make any interest payment on Borrower’s behalf by debiting the interest reserves in the amount of the payment and applying the debited amount to accrued and unpaid interest on the Loan. If and when revenues are derived from an Eligible Property in amounts sufficient to pay all or any portion of the interest on the Loan attributable to such Eligible Property, revenues will be used to pay such interest, and Lender, at its sole option, may restrict or prohibit future disbursements of the Loan for the payment of interest.

Section 2.3. Automatic Deduction.

(a) Throughout the term of the Loan, Opportunity OP shall maintain a Checking Account in good standing with Lender, in addition to each Borrower that owns an Eligible Property which is part of the Collateral Pool who shall maintain a Checking Account with respect to its Eligible Property as such Eligible Property’s operating account. Each Borrower hereby grants to Lender a security interest in the Checking Account, and any other accounts and deposit accounts from which such Borrower may from time to time authorize Lender to debit payments due on the Loan, for the purpose of securing the Obligations.

(b) Borrower agrees that monthly payments on the Note will be deducted automatically on their due dates from the Checking Account. Lender is hereby authorized to apply the amounts so debited to Borrower’s obligations under the Loan. Notwithstanding the foregoing, Lender will not automatically deduct the principal payment at maturity from the Checking Account.

(c) Lender will debit the Checking Account on the dates the payments become due. If a due date does not fall on a Banking Day, Lender will debit the Checking Account on the first Banking Day following the due date.

(d) Borrower shall maintain sufficient funds in the Checking Account on the dates Lender enters debits authorized by this Agreement. If there are insufficient funds in the Checking Account on the date Lender enters any debit authorized by this Agreement, without limiting Lender’s other remedies in such an event, the debit will be reversed in whole or in part, in Lender’s sole and absolute discretion, and such amount not debited shall be deemed to be unpaid and shall be immediately due and payable in accordance with the terms of the Note.

Section 2.4. Liability of Lender.

Lender shall in no event be responsible or liable to any Person other than Borrower or Guarantor for the disbursement of or failure to disburse the Loan proceeds or any part thereof and no Person other than Borrower or Guarantor shall have any right or claim against Lender under this Agreement or the other Loan Documents.

Section 2.5 Loan Fees.

(a) At the execution and delivery of this Agreement by Lender and Borrower, Borrower shall pay to Lender a fee in an amount equal to 37.5 basis points times the Loan Amount. Such sum shall be due and payable regardless of whether or not any Advances are made under or pursuant to this Agreement .

(b) Contemporaneous with each Eligible Property being added to the Collateral Pool, Lender shall be paid a fee applicable to such Eligible Property so added equal to 37.5 basis points times the amount, in total, budgeted to be advanced for such Eligible Property so added, but not including any amount attributable to an increase pursuant to Section 2.1(d) above, the fee for which is covered pursuant to Section 2.5(c) below.

(c) In the event an additional Advance, pursuant to Section 2.1(d) above, is made with respect to an Eligible Property which is part of the Collateral Pool which achieves Stabilization, contemporaneous with such additional Advance being made, Lender shall be paid a fee equal to 37.5 basis points times the amount of such additional Advance.

Article III

Representations and Warranties.

Each Borrower makes the following representations and warranties to Lender as of the date hereof and as of the date of each Advance hereunder:

Section 3.1. Organization, Power and Authority of Borrower; Loan Documents.

Opportunity OP (a) is a limited partnership organized, existing and in good standing under the laws of the state of Delaware in which it is organized and is duly qualified to do business and in good standing in any other state where the nature of Opportunity OP’s business or property requires it to be qualified to do business, and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents.

The Loan Documents to which Borrower is a party have been duly executed and delivered by such Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of such Borrower. The Loan Documents to which each Borrower is a party constitute the valid and legally binding obligations of such Borrower and are fully enforceable against such Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by laws generally affecting the enforcement of creditors’ rights.

Section 3.2. Other Documents; Laws.

The execution and performance of the Loan Documents to which each Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of such Borrower, or any contract, agreement, document or other instrument to which each Borrower is a party or by which such Borrower or any of its properties may be bound or affected, and such actions do not and will not violate or contravene any Law to which such Borrower is subject.

Section 3.3. Taxes.

Each Borrower has filed all federal, state, county and municipal Tax returns required to have been filed by such Borrower and has paid all Taxes which have become due pursuant to such returns or pursuant to any Tax assessments received by Borrower.

Section 3.4. Legal Actions.

Except as set forth on Schedule 3.4, there are no Claims or investigations by or before any court or Governmental Authority, pending, or to the best of each Borrower’s knowledge and belief, threatened against or affecting such Borrower, such Borrower’s business or any of the Properties. Each Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting such Borrower or the Properties.

Section 3.5. Nature of Loan.

Each Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household or agricultural purposes.

Section 3.6. Trade Names.

Each Borrower conducts its business solely under the name set forth in the Preamble to this Agreement and makes use of no trade names in connection therewith, unless such trade names have been previously disclosed to Lender in writing.

Section 3.7. Financial Statements.

The financial statements heretofore delivered by Borrower and Guarantor to Lender are true and correct in all respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.

Section 3.8. No Material Adverse Change.

No material adverse change has occurred in the financial conditions reflected in the financial statements of any Borrower or Guarantor since the respective dates of such statements, and no material additional liabilities have been incurred by any Borrower which owns an Eligible Property which is part of the Collateral Pool since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Lender.

Section 3.9. ERISA and Prohibited Transactions.

As of the date hereof and throughout the term of the Loan: (a) Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) Borrower will not engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Mortgage or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section as Lender may from time to time reasonably request.

Section 3.10. Compliance with Laws and Zoning and Other Requirements; Encroachments.

To Borrower’s knowledge, Borrower is in compliance with the requirements of all applicable Laws. To Borrower’s knowledge, the use of each of the Eligible Properties complies with applicable zoning ordinances, regulations and restrictive covenants affecting the same. To Borrower’s knowledge, all use and other requirements of any Governmental Authority having jurisdiction over any Eligible Property have been satisfied. To Borrower’s knowledge, no violation of any Law exists with respect to any Eligible Property. To Borrower’s knowledge or as set forth on the survey of the Eligible Property delivered to Lender, the Improvements are constructed entirely on the Land and do not encroach upon any easement or right-of-way, or upon the land of others. To Borrower’s knowledge or as otherwise set forth on the survey of the Eligible Property delivered to Lender or in any reports regarding the Eligible Property delivered to Lender, the Improvements comply with all applicable building restriction lines and set-backs, however established, and are in strict compliance with all applicable use or other restrictions and the provisions of all applicable agreements, declarations and covenants and all applicable zoning and subdivision ordinances and regulations.

Section 3.11. Certificates of Occupancy.

All certificates of occupancy and other permits and licenses necessary or required in connection with the use and occupancy of the Improvements have been validly issued.

Section 3.12. Utilities; Roads; Access.

All utility services necessary for the operation of the Improvements for their intended purposes have been fully installed, including telephone service, cable television, water supply, storm and sanitary sewer facilities, natural gas and electric facilities, including cabling for telephonic and data communication, and the capacity to send and receive wireless communication. All roads and other accesses necessary to serve the Land and Improvements have been completed, are serviceable in all weather, and where required by the appropriate Governmental Authority, have been dedicated to and formally accepted by such Governmental Authority.

Section 3.13. Other Liens.

Except for contracts for labor, materials and services furnished or to be furnished in connection with any construction at the Eligible Property in connection with achieving Stabilization which has been approved by Lender, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on any Eligible Property.

Section 3.14. No Defaults.

There is no Default or Event of Default under any of the Loan Documents, and there is no default or event of default under any material contract, agreement or other document related to the operation of the Improvements or any contract for labor, materials or services to be furnished in connection with any Eligible Property in connection with achieving Stabilization.

Section 3.15. Draw Requests.

Each draw request or other request for an Advance hereunder and each receipt of the funds requested thereby shall constitute Borrower’s affirmation that Borrower’s representations and warranties set forth in this Agreement are true and correct as of the date of the draw request or other request for an Advance and, unless Lender is notified to the contrary prior to the disbursement of the Advance requested, will be so on the date of the disbursement. Without limiting the generality of the forgoing, where the proceeds of any such Advance are to be used in connection with an Eligible Property achieving Stabilization, such draw request shall constitute Borrower’s representation and warranty that any and all such proceeds shall be used to pay for the costs and items set forth in, and otherwise in accordance with, the Budget; that the balance of the unfunded portion of the Loan to be Advanced in accordance with the Budget is sufficient to pay all such costs (including, without limitation, all costs of constructing or making and completing any and all Improvements, construction or work) in order for the Eligible Property to achieve Stabilization in accordance with the Project Schedule; the Plans and Specifications are complete and adequate for the Construction of the Improvements and have been approved by all Governmental Authorities having or claiming jurisdiction over the Eligible Property; and all building, construction and other permits necessary or required in connection with the Construction of the Improvements have been validly issued and are final and unappealable (without any appeal having been filed).

Article IV

Affirmative Covenants and Agreements.

Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

Section 4.1. Compliance with Laws; Use of Proceeds; Construction of Improvements.

Borrower shall comply with all Laws and all orders, writs, injunctions, decrees and demands of any court or any Governmental Authority affecting Borrower or the Eligible Property owned by any Borrower. Borrower shall use all proceeds of the Loan for business purposes which are not in contravention of any Law or any Loan Document. In addition to all other terms, covenants, agreements, conditions, representations and warranties with respect to the Construction of Improvements set forth in this Agreement and/or in any of the other Loan Documents, any and all Improvements shall be constructed in accordance with the terms of Schedule 2.

Section 4.2. Inspections; Cooperation.

Borrower shall permit representatives of Lender, including, without limitation, any Construction Consultant, to enter upon the Land during normal business hours, except that entry may be had at any time during an emergency or in connection with the same, to inspect the Improvements and any and all materials to be used in connection with any construction at the Eligible Property, including any construction in connection with achieving Stabilization, to examine all detailed plans and shop drawings and similar materials as well as all books and records of Borrower (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom and to discuss the affairs, finances and accounts pertaining to the Loan and the Improvements with representatives of Borrower. Borrower shall at all times cooperate and use its best efforts to cause each and every one of its contractors, subcontractors and material suppliers to cooperate with the representatives of Lender in connection with or in aid of the performance of Lender’s functions under this Agreement. Except in the event of an emergency, Lender shall give Borrower at least twenty-four hours’ notice by telephone in each instance before entering upon the Land and/or exercising any other rights granted in this Section. The cost of any and all such inspections by Lender or any representative of Lender, including any Construction Consultant, shall be paid for by Borrower.

Section 4.3. Payment and Performance of Contractual Obligations.

Borrower shall perform in a timely manner all of its obligations under any and all contracts and agreements related to any construction activities at the Eligible Property or the maintenance or operation of the Improvements, and Borrower will pay when due all bills for services or labor performed and materials supplied in connection with such construction, maintenance and/or operation. Within sixty (60) days after the filing of any mechanic’s lien or other lien or encumbrance against the Eligible Property, Borrower will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Lender’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Lender in its sole and absolute discretion, Borrower shall have the right to contest in good faith any claim, lien or encumbrance, provided that Borrower does so diligently and without prejudice to Lender or delay in achieving Stabilization.

Section 4.4. Insurance.

Borrower shall maintain the following insurance at its sole cost and expense:

(a) Insurance against Casualty to the Eligible Property under a policy or policies covering such risks as are presently included in “special form” (also known as “all risk”) coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism. Such insurance shall name Lender as mortgagee and loss payee. Unless otherwise agreed in writing by Lender, such insurance shall be for the full insurable value of the Eligible Property on a replacement cost basis, with a deductible amount, if any, satisfactory to Lender. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term “full insurable value” means one hundred percent (100%) of the actual replacement cost of the Eligible Property, including tenant improvements (excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items).

(b) Comprehensive (also known as commercial) general liability insurance on an “occurrence” basis against claims for “personal injury” liability and liability for death, bodily injury and damage to property, products and completed operations, in limits satisfactory to Lender with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period. Such insurance shall name Lender as an additional insured.

(c) Workers’ compensation insurance for all employees of Borrower in such amount as is required by Law and including employer’s liability insurance, if required by Lender.

(d) During any period of construction of improvements, Borrower shall maintain, or cause others to maintain, such insurance as may be required by Lender of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of materials stored at or upon the Eligible Property. During any period of other construction upon the Eligible Property, Borrower shall maintain, or cause others to maintain, builder’s risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of work in place and materials stored at or upon the Property.

(e) If at any time any portion of any structure on an Eligible Property is insurable against Casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, a flood insurance policy on the structure and Borrower owned contents in form and amount acceptable to Lender but in no amount less than the amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect.

(f) Loss of rental value insurance or business interruption insurance in an amount equal to twelve (12) months of the projected gross income of the Eligible Property and an extended period of indemnity endorsement providing an additional twelve (12) months’ loss of rental value or business interruption insurance after the Property has been restored or until the projected gross income returns to the level that existed prior to the loss, whichever is first to occur.

(g) Such other and further insurance as may be required from time to time by Lender in order to comply with regular requirements and practices of Lender in similar transactions including, if required by Lender, boiler and machinery insurance, pollution liability insurance, wind insurance and earthquake insurance, so long as any such insurance is generally available at commercially reasonable premiums as determined by Lender from time to time.

Each policy of insurance (i) shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the Laws of the State to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding Subsections (a), (d), (e) and (f), shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Lender without contribution to collect any and all proceeds payable under such insurance, either as sole payee or as joint payee with Borrower, (iii) shall provide that such policy shall not be canceled or modified for nonpayment of premiums without at least ten (10) days prior written notice to Lender, or for any other reason without at least thirty (30) days prior written notice to Lender, and (iv) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall promptly pay all premiums when due on such insurance and, not less than ten (10) days prior to the expiration dates of each such policy, Borrower will deliver to Lender acceptable evidence of insurance, such as a renewal policy or policies marked “premium paid” or other evidence satisfactory to Lender reflecting that all required insurance is current and in force. Borrower will immediately give Notice to Lender of any cancellation of, or change in, any insurance policy. Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses. Borrower may satisfy any insurance requirement hereunder by providing one or more “blanket” insurance policies, subject to Lender’s approval in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions.

Section 4.5. Adjustment of Condemnation and Insurance Claims.

Borrower shall give prompt Notice to Lender of any Casualty or any Condemnation or threatened Condemnation. Lender is authorized, at its sole and absolute option, to commence, appear in and prosecute, in its own or Borrower’s name, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. In the event that Borrower is entitled to the receipt of such proceeds to use the same for repair and restoration pursuant to Section 4.6 below and the amount of such Claim does not exceed $500,000.00, then Borrower shall be entitled, after prior written notice to Lender, to make proof of loss for and to settle or compromise such claim and receive the proceeds thereof, not to exceed $500,000.00. Borrower covenants to use any and all such proceeds received by it pursuant hereto to pay for the costs of repair and restoration of the Property and any balance remaining shall be used to prepay the outstanding balance of the Loan. Except as otherwise provided herein, Lender shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom all of its Expenses. However, so long as no Event of Default has occurred and is continuing and Borrower is diligently pursuing its rights and remedies with respect to a Claim, Lender will obtain Borrower’s written consent (which consent shall not be unreasonably withheld or delayed) before making proof of loss for or settling or compromising such Claim. Borrower agrees to diligently assert its rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Lender’s approval, which approval shall not be unreasonably withheld or delayed. If, prior to the receipt by Lender of any Condemnation Award or Insurance Proceeds, the Eligible Property shall have been sold at sheriff’s, trustee’s or other execution sale pursuant to the provisions of the Mortgage or a judgment under the Note, Lender shall have the right to receive such funds (a) to the extent of any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on the Mortgage shall have been sought or recovered or denied), and (b) to the extent necessary to reimburse Lender for its Expenses. If any Condemnation Awards or Insurance Proceeds are paid to Borrower, Borrower shall receive the same in trust for Lender. Within ten (10) days after Borrower’s receipt of any Condemnation Awards or Insurance Proceeds, except with respect to a Claim to which Borrower is entitled to receive the Proceeds as aforesaid, Borrower shall deliver such awards or proceeds to Lender in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Lender. Borrower agrees to execute and deliver from time to time, upon the request of Lender, such further instruments or documents as may be requested by Lender to confirm the grant and assignment to Lender of any Condemnation Awards or Insurance Proceeds.

Section 4.6. Utilization of Net Proceeds.

(a) Subject as hereinafter provided in Section 4.6(b) below, Net Proceeds must be utilized either for payment of the Obligations or for the restoration of the Eligible Property, as determined by Lender in the exercise of its sole discretion.

(b) Lender shall allow Borrower to apply the Net Proceeds to restoration as permitted pursuant to the terms hereof, including but not limited to Section 4.6(c), in accordance with the following terms and conditions and provided the same are fully satisfied and complied with, as determined by Lender in the exercise of its sole discretion:

(i) the cost of such repair and restoration shall not exceed $500,000.00;

(ii) prior to commencement of restoration and from time to time during restoration, Lender may require Borrower to deposit additional monies with Lender in amounts which, in Lender’s judgment, are sufficient to defray all costs to be incurred to complete the restoration and all costs associated therewith, including labor, materials, architectural and design fees and expenses and contractor’s fees and expenses (and Borrower shall make all such deposits when and as required by Lender), and Lender shall have first approved a budget and cost breakdown for the restoration, together with a disbursement schedule, in detail satisfactory to Lender;

(iii) prior to commencement of restoration and disbursement of any amount of the proceeds, from time to time, Borrower shall demonstrate to the satisfaction of Lender that the Borrower has the financial ability during the period of restoration, to continue to make monthly principal and/or interest payments (as the case may be) under the Note and the Swap Contract as the same become due, and to continue to pay the carrying costs of the Property (including, without limitation, taxes and insurance payments) as the same become due;

(iv) prior to commencement of restoration and disbursement of any amount of the proceeds, the contracts, contractors, plans and specifications for the restoration shall have been approved by Lender in its reasonable discretion and all governmental authorities having jurisdiction, with all permits for the same having been issued;

(v) all restoration work shall be done under fixed price contracts and Borrower shall have executed and delivered to Lender an assignment of all such contracts, with contractor’s consent and acknowledgment attached thereto, all in form and content as required by Lender;

(vi) at the time of any disbursement, no Event of Default shall have occurred and be continuing or Default shall exist and no mechanics’ or materialmen’s liens shall have been filed and remain undischarged;

(vii) disbursements from the Restoration Fund shall be made in the manner at such times and in accordance with Lender’s customary requirements for construction loans and disbursement of loan proceeds with respect to the construction of multifamily projects and improvements;

(viii) Borrower will pay the cost of Lender’s inspecting architect or engineer and the cost of any reasonable attorney’s fees and disbursements incurred by Lender in connection with such restoration;

(ix) Lender shall have the option to retain up to ten percent (10%) of the cost of all work until the restoration is completed, as determined by Lender’s inspector, and all occupancy permits therefor have been issued;

(x) any amount of the proceeds remaining upon completion of restoration shall be applied to any part of the Obligations and in any order (notwithstanding that any of the Obligations may not then be otherwise due and payable);

(xi) Borrower provides evidence satisfactory to the Lender that construction of the Improvements can be completed no later than six (6) months prior to the Maturity Date; and

(xii) Prior to commencement of restoration, unless otherwise approved by Lender in its sole discretion, Borrower has demonstrated to Lender that all of the Improvements at the Property can be repaired and restored, as a matter of right, to exactly as existed before any and all such condemnation, damage or destruction, including, without limitation, without loss of the total number of apartment units, change in composition of 1, 2 and/or 3 bedroom units, loss of parking or any other aspect of the Improvements.

(c) If Net Proceeds are to be utilized for the restoration of the Eligible Property, the Net Proceeds, together with any other funds deposited with Lender for that purpose, must be deposited in a Borrower’s Deposit Account, which shall be an interest-bearing account, with all accrued interest to become part of Borrower’s deposit. Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Borrower’s Deposit Account for federal and applicable state and local tax purposes. Lender shall have the exclusive right to manage and control all funds in the Borrower’s Deposit Account, but Lender shall have no fiduciary duty with respect to such funds. Thereafter, Lender will advance the deposited funds from time to time to Borrower for the payment of costs of restoration of the Eligible Property upon presentation of evidence acceptable to Lender that such restoration has been completed satisfactorily and lien-free. Any account fees and charges may be deducted from the balance, if any, in the Borrower’s Deposit Account. Borrower grants to Lender a security interest in the Borrower’s Deposit Account and all funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. The Borrower’s Deposit Account may be established and held in such name or names as Lender shall deem appropriate, including in the name of Lender. Borrower hereby constitutes and appoints Lender and any officer or agent of Lender its true and lawful attorneys-in-fact with full power of substitution to open the Borrower’s Deposit Account and to do any and every act that Borrower might do on its own behalf to fulfill the terms of this Section 4.6. To the extent permitted by Law, Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.

Section 4.7. Management.

Borrower at all times shall provide for the competent and responsible management and operation of the Eligible Property. At all times, Borrower shall cause the Eligible Property to be managed by an Approved Manager pursuant to a Management Agreement first approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. All Management Agreements shall be terminable upon thirty (30) days’ written notice without penalty or charge (except for unpaid accrued management fees) and shall be subject to an Assignment and Subordination of Property Management Agreement. The Existing Management Agreements are hereby approved by Lender provided that as to each Eligible Property which is added to the Collateral Pool, an Assignment and Subordination of Property Management Agreement must be executed and delivered to Lender at the time such Eligible Property is added.

Section 4.8. Books and Records; Financial Statements; Tax Returns.

Borrower shall provide or cause to be provided to Lender all of the following:

(a) Financial Statements of each Borrower, and if a Borrower is a partnership, of each general partner of such Borrower: (A) for each fiscal year of such reporting party, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year, and (B) for each fiscal quarter of such reporting party, as soon as reasonably practicable and in any event within sixty (60) days after the close of each fiscal quarter.

(b) Financial Statements of each Guarantor, (A) for each fiscal year of such reporting party, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year and (B) for each fiscal quarter of such reporting party, as soon as reasonably practicable and in any event within sixty (60) days after the close of each fiscal quarter.

(c) A certificate from the Chief Financial Officer or Chief Executive Officer of Guarantor certifying to Guarantor’s compliance with the financial covenants set forth on Schedule 8 and applicable to Guarantor, which certificate, in form and substance satisfactory to Lender, shall be delivered to Lender within sixty (60) days after the close of each fiscal quarter.

(d) Prior to the beginning of each fiscal year of Borrower, a capital and operating budget for the Eligible Property of such Borrower; and for each month (and for the fiscal year through the end of that month) (A) property operating statements which include all income and expenses in connection with each Eligible Property, (B) rent rolls, and (C) a current leasing status report (including tenants’ names, occupied tenant space, lease terms, rents, vacant space and proposed rents), including in each case a comparison to the budget, as soon as reasonably practicable but in any event within forty-five (45) days after the end of each such month, certified in writing as true and correct by a representative of Borrower satisfactory to Lender. Items provided under this paragraph shall be in form and detail satisfactory to Lender.

(e) Copies of filed federal income tax returns and any extensions thereof, of Borrower, each Guarantor for each taxable year (with all K-1s and other forms and supporting schedules attached if an individual), within thirty (30) days after filing the same.

(f) From time to time promptly after Lender’s request, such additional information, reports and statements respecting the Property and the Improvements, or the business operations and financial condition of each reporting party, as Lender may reasonably request.

Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of each of the Eligible Properties and the operation thereof. All Financial Statements shall be in form and detail satisfactory to Lender and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Lender to certify that the Financial Statements are furnished to Lender in connection with the extension of credit by Lender and constitute a true and correct statement of the reporting party’s financial position. All certifications and signatures on behalf of corporations, partnerships, limited liability companies or other entities shall be by a representative of the reporting party satisfactory to Lender. All Financial Statements for a reporting party who is an individual shall be on Lender’s then-current personal financial statement form or in another form satisfactory to Lender. All fiscal year-end Financial Statements of Guarantor shall be audited and certified, without any qualification or exception not acceptable to Lender, by independent certified public accountants acceptable to Lender, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation. All fiscal year-end Financial Statements of Borrower may be prepared by the reporting party. All quarterly Financial Statements may be prepared by the applicable reporting party and shall include a minimum of a balance sheet, income statement, and statement of cash flow. Borrower shall provide, upon Lender’s request, convenient facilities for the audit and verification of any such statement. Additionally, Borrower will provide Lender at Borrower’s expense with all evidence that Lender may from time to time reasonably request as to compliance with all provisions of the Loan Documents. Borrower shall promptly notify Lender of any event or condition that could reasonably be expected to have a material adverse change in the financial condition of Borrower, of Guarantor (if known by Borrower), or in the construction progress of the Improvements.

Section 4.9. Estoppel Certificates.

Within ten (10) days after any request by Lender or a proposed assignee or purchaser of the Loan or any interest therein, Borrower shall certify in writing to Lender, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right.

Section 4.10. Taxes; Tax Receipts.

Borrower shall pay and discharge all Taxes prior to the date on which penalties are attached thereto unless and to the extent only that such Taxes are contested in accordance with the terms of the Mortgage. If Borrower fails, following written demand, to provide Lender the tax receipts required under the Mortgage, without limiting any other remedies available to Lender, Lender may, at Borrower’s sole expense, obtain and enter into a tax services contract with respect to any or all of the Eligible Properties with a tax reporting agency satisfactory to Lender.

Section 4.11. Lender’s Rights to Pay and Perform.

If, after any required notice, Borrower fails to promptly pay or perform any of the Obligations within any applicable grace or cure periods, Lender, without Notice to or demand upon Borrower, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower and any amounts advanced by Lender in connection therewith shall be deemed to be obligatory advances secured by the Note and the other Loan Documents. Lender may enter upon any or all of the Eligible Properties for that purpose and take all action thereon as Lender considers necessary or appropriate.

Section 4.12. Reimbursement; Interest.

If Lender shall incur any Expenses or pay any Claims by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by Borrower against such Claims), Lender’s payment of such Expenses and Claims shall constitute obligatory advances to Borrower which shall be paid by Borrower to Lender on demand, together with interest thereon from the date incurred until paid in full at the rate of interest then applicable to the Loan under the terms of the Note and shall have lien priority as of the recording of the Mortgage. Each advance shall be secured by the Mortgage and the other Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made. Notwithstanding the foregoing, however, in any action or proceeding to foreclose the Mortgage or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section

Section 4.13. Notification by Borrower.

Borrower will promptly give Notice to Lender of the occurrence of any Default or Event of Default hereunder or under any of the other Loan Documents. Borrower will also promptly give Notice to Lender of any claim of a default by Borrower, or any claim by Borrower of a default by any other party, under any property management contract or any Lease.

Section 4.14. Indemnification by Borrower.

Borrower agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender against, any and all Claims directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with any Eligible Property or the Loan, including any Claim arising out of or resulting from (a) any construction activity at any Eligible Property, including any defective workmanship or materials; (b) any failure by Borrower to comply with the requirements of any Laws or to comply with any agreement that applies or pertains to any Eligible Property, including any agreement with a broker or “finder” in connection with the Loan or other financing of any Eligible Property; (c) any failure by Borrower to observe and perform any of the obligations imposed upon the landlord under any of the Leases; (d) any other Default or Event of Default hereunder or under any of the other Loan Documents; or (e) any assertion or allegation that Lender is liable for any act or omission of Borrower or any other Person in connection with the ownership, financing, leasing, operation or sale of any Eligible Property; provided, however, that Borrower shall not be obligated to indemnify Lender with respect to any Claim arising solely from the gross negligence or willful misconduct of Lender. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents.

Section 4.15. Fees and Expenses.

Borrower shall pay all fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents. Without limitation of the foregoing, Borrower will pay, when due, and if paid by Lender will reimburse Lender on demand for, all fees and expenses of any construction consultant (if any), the title insurer, environmental engineers, appraisers, surveyors and Lender’s counsel in connection with the closing, administration, modification or any “workout” of the Loan, or the enforcement of Lender’s rights and remedies under any of the Loan Documents.

Section 4.16. Appraisals.

Lender may obtain from time to time an appraisal of all or any part of any Eligible Property, prepared in accordance with written instructions from Lender, from a third-party appraiser satisfactory to, and engaged directly by, Lender. The cost of one such appraisal obtained by Lender in each calendar year and the cost of each such appraisal, including any costs for internal review thereof, obtained by Lender following the occurrence and during the continuance of an Event of Default shall be borne by Borrower and shall be paid by Borrower on demand. The terms hereof shall not be in limitation of any other provision of this Agreement providing for an appraisal of any Eligible Property or Borrower’s obligation to pay the cost thereof.

Section 4.17. Leasing and Tenant Matters.

Borrower shall comply with the terms and conditions of Schedule 4 in connection with the leasing of space within the Improvements.

Section 4.18. Preservation of Rights.

Each Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of each Eligible Property and the conduct of each Borrower’s business thereon or therefrom.

Section 4.19. Income from Property.

Borrower shall first apply all income derived from the Eligible Property, including all income from Leases, to pay costs and expenses associated with the ownership, maintenance, operation and leasing of the Eligible Properties, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose. No such income shall be distributed or paid to any member, partner, shareholder or, if Borrower is a trust, to any beneficiary or trustee, unless and until all such costs and expenses which are then due shall have been paid in full.

Section 4.20. Representations and Warranties.

Borrower shall take all actions and shall do all things necessary or desirable to cause all of Borrower’s representations and warranties in this Agreement to be true and correct in all material respects at all times.

Section 4.21. Deposit Accounts; Principal Depository.

Except for the deposit accounts set forth on Schedule 4.21 attached hereto, as the same may be updated as to additional or new Borrowers being added to this Agreement, each Borrower who is an owner of an Eligible Property shall maintain with Lender all deposit accounts related to such Eligible Property, including all operating accounts, any reserve or escrow accounts, any accounts from which Borrower may from time to time authorize Lender or Swap Counterparty to debit payments due on the Loan and any Swap Contracts, and any lockbox, cash management or other account into which tenants are required from time to time to pay rent. Borrower hereby grants to Lender a security interest in the foregoing accounts and deposit accounts with Lender.

Section 4.22. Tax and Insurance Reserve Deposits.

If required by Lender, at any time, upon the occurrence of an Event of Default, Borrower shall make monthly payments in an amount estimated by Lender to pay installments of real property Taxes and insurance premiums for insurance required to be maintained by Borrower under the Loan Documents, pursuant to the terms and conditions of Schedule 5.

Section 4.23. Swap Contracts.

In the event that Borrower shall elect to enter into a Swap Contract with Swap Counterparty, Borrower shall comply with the terms and conditions of Schedule 7 with respect to all Swap Contracts.

Section 4.24. Financial Covenants

Guarantor shall comply with the terms and conditions of Schedule 8 with respect to financial covenants as described therein.

Section 4.25. No other Assets or Liabilities

No Borrower which owns an Eligible Property shall (i) own any asset other than the Eligible Property which is included in the Collateral Pool or (ii) engage in any other business or activity other than such ownership and operation of the Eligible Property which is included in the Collateral Pool. No Borrower shall incur any liabilities, obligations, indebtedness or the like, regardless of whether the same is current, contingent or otherwise, except trade debt incurred in the ordinary course of the ownership and operation of an Eligible Property which is payable in thirty (30) days or less.

Section 4.26. Limitation of Liability of Opportunity OP

(a) Except as set forth in subsection 4.26(b) below, the liability of Opportunity OP under and pursuant to this Agreement, the Note and the other Loan Documents to which it is a party is limited to the “Collateral” (as that term is defined in the Assignment to be executed by Opportunity OP with respect to its ownership interest in any additional Borrower which owns an Eligible Property which is added to the Collateral Pool) and no recourse shall be taken against any other assets of Opportunity OP.

(b) Notwithstanding the limitation of liability of Opportunity OP set forth in subsection 4.26(a) above, the liability of Opportunity OP shall not be limited to the Collateral and recourse may be had against any and all other assets of Opportunity OP in the event that any of the following events occur, and Opportunity OP hereby unconditionally and irrevocably, without any limitation on the recourse that can be taken against any and all assets of Opportunity OP, covenants and agrees to protect, defend, indemnify and hold harmless Lender for, from and against, any and all losses, damages or liability which may be suffered or incurred by, imposed on or awarded against Lender as a result of:

(i) Fraud in connection with the construction, leasing or operation of any of the Eligible Properties, the making or disbursement of the Loan, or any certificates or documents provided in connection therewith;

(ii) Material misrepresentation or breach of warranty in connection with the construction, leasing or operation of any Eligible Property, the making or disbursement of the Loan, or any certificates or documents provided in connection therewith;

(iii) After the occurrence of an Event of Default, distributions to the members, partners or shareholders of Borrower or Guarantor (or to any beneficiary or trustee if Borrower or Guarantor is a trust) of any Rents, security deposits, or other income arising with respect to any Eligible Property which is part of the Collateral Pool or in the event any such distribution is made which results in an Event of Default occurring;

(iv) The misapplication by Borrower of any Insurance Proceeds or Condemnation Awards attributable to any Eligible Property ;

(v) Any filing by Borrower or Guarantor of a bankruptcy petition, or the making by Borrower or Guarantor of an assignment for the benefit of creditors, or the appointment of a receiver of any property of Borrower or Guarantor in any action initiated by, or consented to by, Borrower or Guarantor; or

(vi) Any acts of Borrower or Guarantor taken in bad faith with the intent to hinder, delay or interfere with the exercise by Lender of any rights and remedies under the Loan Documents after the occurrence of an Event of Default.

(c) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of Opportunity OP hereunder shall in no event exceed the amount which under applicable federal and state laws relate to the insolvency of debtors.

Section 4.27. Limitation of Liability of Borrower which is an Owner of an Eligible Property.

Subject to section 2.1(d)(iv) with respect to the liability of a Borrower under and pursuant to a Collateral Mortgage and except for liability pursuant to a Collateral Mortgage, with respect to the unpaid and outstanding aggregate principal amount of Advances of the Loan, from time to time, a Borrower which is the owner of an Eligible Property which is part of the Collateral Pool, shall be liable for the amount of such principal which has been advanced to such Borrower with respect to such Eligible Property. Nothing herein shall limit such Borrower’s liability, jointly and severally, with all Borrowers for all other sums due and payable under this Agreement, the Note and all of the other Loan Documents.

Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Borrower which is an owner of an Eligible Property shall in no event exceed the amount which under applicable federal and state laws relate to the insolvency of debtors.

Article V

Negative Covenants.

Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

Section 5.1. Conditional Sales.

Borrower shall not incorporate in the Improvements any property acquired under a conditional sales contract or lease or as to which the vendor retains title or a security interest, without the prior written consent of Lender.

Section 5.2. Insurance Policies and Bonds.

Borrower shall not do or permit to be done anything that would affect the coverage or indemnities provided for pursuant to the provisions of any insurance policy, performance bond, labor and material payment bond or any other bond given in connection with any construction at the Property, including any construction of tenant improvements.

Section 5.3. Commingling.

No Borrower shall commingle its funds and other assets with those of any other Borrower or any Affiliate of it or any other Borrower or any other Person.

Section 5.4. Additional Debt.

No Borrower which is the owner of an Eligible Property which is part of the Collateral Pool shall incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (a) the Loan, and (b) advances or trade debt or accrued expenses incurred in the ordinary course of business of operating the Eligible Property owned by it. No other debt may be secured by the Eligible Property, whether senior, subordinate or pari passu.

Article VI

Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Agreement:

Section 6.1. Payment Default.

Borrower fails to pay as and when first due any Obligation under this Agreement and such failure continues uncured for ten (10) days after the date such amount is first due and payable, except no such ten (10) day cure period shall be applicable at the maturity of such Obligation or by earlier acceleration.

Section 6.2. Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Note or the Mortgage or any other Loan Document, or Borrower or Guarantor fails to promptly pay, perform, observe or comply with any term, obligation or agreement contained in any of the Loan Documents (within any applicable grace or cure period).

Section 6.3. Accuracy of Information; Representations and Warranties.

Any information contained in any financial statement, schedule, report or any other document delivered by Borrower, Guarantor or any other Person to Lender in connection with the Loan proves at any time not to be in all respects true and accurate, or Borrower, Guarantor or any other Person shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.

Section 6.4. Deposits.

Borrower fails to deposit funds with Lender, in the amount requested by Lender, pursuant to the provisions of Section 4.6, within ten (10) days from the effective date of a Notice from Lender requesting such deposit, or Borrower fails to deliver to Lender any Condemnation Awards or Insurance Proceeds within ten (10) days after Borrower’s receipt thereof.

Section 6.5. Insurance Obligations.

Borrower fails to promptly perform or comply with any of the covenants contained in the Loan Documents with respect to maintaining insurance, including the covenants contained in Section 4.4.

Section 6.6. Other Obligations.

Borrower fails to promptly perform or comply with any of the Obligations set forth in this Agreement (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Lender to Borrower, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Lender.

Section 6.7. Intentionally Omitted.

Section 6.8. Lapse of Permits or Approvals.

Any permit, license, certificate or approval that a Borrower is required to obtain with respect to any construction activities which are part of a Borrower’s plan for Stabilization at any of the Eligible Properties or the operation or leasing of any of the Eligible Properties lapses or ceases to be in full force and effect (which in the case of any such construction activities occurs prior to substantial completion of the same) and such permit, license, certificate or approval is not reinstated or re-issued within the shorter of (i) sixty (60) days, subject to reasonable extension as agreed to by Lender provided the same has been applied for within such original sixty (60) days, or (ii) the time period required by law, court order, administrative body or the like.

Section 6.9. Mechanic’s Lien.

A lien for the performance of work or the supply of materials filed against any of the Eligible Properties, or any stop notice served on Borrower, any contractor of Borrower, or Lender, remains unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service.

Section 6.10. Bankruptcy.

Borrower, any general partner of Borrower or any Guarantor files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against Borrower, any general partner of Borrower or any Guarantor and such involuntary bankruptcy petition continues undismissed for a period of ninety (90) days after the filing thereof.

Section 6.11. Appointment of Receiver, Trustee, Liquidator.

Borrower, any general partner of Borrower or any Guarantor applies for or consents in writing to the appointment of a receiver, trustee or liquidator of Borrower, any general partner of Borrower, any Guarantor, any Eligible Property, or all or substantially all of the other assets of Borrower, any general partner of Borrower or any Guarantor, or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of Borrower, any general partner of Borrower, any Guarantor, any Eligible Property, or all or substantially all of the other assets of Borrower, any general partner of Borrower or any Guarantor.

Section 6.12. Inability to Pay Debts.

Borrower, any general partner of Borrower or any Guarantor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due.

Section 6.13. Judgment.

A final nonappealable judgment for the payment of money involving more than $250,000.00 is entered against any one Borrower or any Guarantor, and such Borrower or such Guarantor fails to discharge the same, or causes it to be discharged or bonded off to Lender’s satisfaction, within thirty (30) days from the date of the entry of such judgment.

Section 6.14. Dissolution; Change in Business Status.

Unless the written consent of Lender is previously obtained, all or substantially all of the business assets of Borrower, any general partner of Borrower or any Guarantor are sold, Borrower, any general partner of Borrower or any Guarantor is dissolved, or there occurs any change in the form of business entity through which Borrower, any general partner of Borrower or any Guarantor presently conducts its business or any merger or consolidation involving Borrower, any general partner of Borrower or any Guarantor. Notwithstanding anything to the contrary, nothing in this Section 6.14 is intended to limit the right of any Borrower who is the owner of an Eligible Property to have the same released from the Collateral Pool and released from the lien of the corresponding Mortgage pursuant to Section 8.20 below.

Section 6.15. Default Under Other Indebtedness.

Borrower or any Guarantor fails to pay any indebtedness (other than the Loan) owed by Borrower or such Guarantor to Lender when and as due and payable (whether by acceleration or otherwise).

Section 6.16. Change in Ownership.

(a) Without the prior written consent of Lender (which consent may be granted in Lender’s sole discretion), Operating OP ceases to own 100% of all of the membership interests (or other equity interests) in each Borrower which is the fee simple owner of an Eligible Property which is in the Collateral Pool.

(b) Without the prior written consent of Lender (which consent may be granted in Lender’s sole discretion), Guarantor ceases to be the sole general partner of Opportunity OP and the sole member of RRE Opportunity Holdings, LLC, a Delaware limited liability company, which is the sole limited partner of Opportunity OP.

(c) Without the prior written consent of Lender ((which consent may be granted in Lender’s sole discretion), Resource America, Inc. ceases to own a controlling interest in Resource Real Estate Holdings, Inc.; Resource Real Estate Holdings, Inc. ceases to own a controlling interest in Resource Real Estate, Inc.; or Resource Real Estate, Inc. ceases to own a controlling interest in Resource Real Estate Opportunity Advisor, LLC.

Section 6.17. Material Adverse Change.

In the reasonable opinion of Lender, the prospect of payment or performance of all or any part of the Obligations has been impaired because of a material adverse change in the financial condition, results of operations, business or properties of Borrower, Guarantor or any other Person liable for the payment or performance of any of the Obligations or any of the Eligible Properties.

Article VII

Remedies on Default.

Section 7.1. Remedies on Default.

Upon the happening of any Event of Default, Lender shall have the right, in addition to any other rights or remedies available to Lender under the Mortgage or any of the other Loan Documents or under applicable Law, to exercise any one or more of the following rights and remedies:

(a) Lender may accelerate all of Borrower’s Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Borrower).

BORROWER DOES HEREBY AUTHORIZE AND EMPOWER THE PROTHONOTARY, CLERK OF COURT OR ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AFTER AN EVENT OF DEFAULT TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER AND IN FAVOR OF LENDER, ITS SUCCESSORS OR ASSIGNS, AS OF ANY TERM, PAST, PRESENT OR FUTURE, WITH OR WITHOUT DECLARATION, FOR EACH AND ALL OF THE FOLLOWING:

(i) THE UNPAID PRINCIPAL SUM EVIDENCED BY THE NOTE WITH ALL OF THE ACCRUED AND UNPAID INTEREST THEREON, WHETHER BASIC INTEREST, DEFAULT INTEREST AT THE DEFAULT RATE, OR BOTH, AS HEREIN PROVIDED;

(ii) ALL OTHER SUMS AS ARE DUE AND PAYABLE TO LENDER UNDER THE TERMS OF THE NOTE OR UNDER THE TERMS OF ANY OF THE OTHER LOAN DOCUMENTS, WHETHER BY ACCELERATION OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ALL PREPAYMENT PREMIUMS PAYABLE UNDER THE NOTE;

(iii) THE AGGREGATE OF ALL SUMS EXPENDED BY LENDER AT ANY TIME AND FROM TIME TO TIME, WHETHER PERMITTED UNDER THE TERMS OF THE LOAN DOCUMENTS, PERMITTED BY LAW, OR PERMITTED BY STATUTE, (i) TO EXTINGUISH OR KEEP CURRENT, AS THE CASE MAY BE, ENCUMBRANCES AND LIENS ON THE PROPERTY, (ii) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN ANY ELIGIBLE PROPERTY, INCLUDING WITHOUT LIMITATION, ALL SUMS ADVANCED OR EXPENDED FOR THE ERECTION, CONSTRUCTION, ALTERATION OR REPAIR OF IMPROVEMENTS CONSTITUTING PART OF THE ELIGIBLE PROPERTY, TO PRESERVE, RESTORE AND MAINTAIN THE ELIGIBLE PROPERTY, TO PAY REAL ESTATE TAXES, TO PAY INSURANCE PREMIUMS OF ANY NATURE BENEFITTING OR RELATING TO THE PROPERTY, TO PAY CONDOMINIUM, CO-OPERATIVE, RECIPROCAL EASEMENT OBLIGATIONS, RESTRICTIVE COVENANT MAINTENANCE OBLIGATIONS, AND OTHER SIMILAR FEES AND CHARGES, AND TO PAY ANY OTHER LIENABLE EXPENSES CHARGEABLE AGAINST THE ELIGIBLE PROPERTY, (iii) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN THE LIEN PRIORITY OF ANY MORTGAGE ON ANY ELIGIBLE PROPERTY, AND/OR (iv) DUE TO AN EVENT OF DEFAULT UNDER THE NOTE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS; AND

(iv) THE COSTS OF SUIT AND REASONABLE ATTORNEY’S FEES IN AN AMOUNT NOT LESS THAN $25,000, WITH RELEASE OF ALL ERRORS AND ON WHICH JUDGMENT LENDER MAY ISSUE OR CAUSE TO BE ISSUED AN EXECUTION OR EXECUTIONS, WAIVING APPRAISEMENT AS TO ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY SUCH EXECUTION, ANY RIGHT TO A HEARING BEFORE EXECUTION ON ANY SUCH JUDGMENT, AND ALL EXEMPTION FROM LEVY AND SALE OF ANY PROPERTY WHICH NOW OR HEREAFTER IS EXEMPT UNDER ANY ACT OF THE STATE WHEREIN THE JUDGMENT IS ENTERED. NO SINGLE EXERCISE OF THIS WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THIS POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE STRICKEN, VACATED, REMOVED OR OTHERWISE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THIS POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS LENDER SHALL ELECT UNTIL THE NOTE AND ALL SUMS DUE HEREUNDER SHALL BE PAID IN FULL, AND BORROWER HAS PERFORMED ALL OF THE OTHER PROVISIONS HEREUNDER AND/OR UNDER THE TERMS OF THE OTHER LOAN DOCUMENTS. BORROWER HEREBY AUTHORIZES LENDER TO RE-ASSESS DAMAGES FROM TIME TO TIME AND AS OFTEN AS LENDER DEEMS NECESSARY SO THAT ANY AND ALL JUDGMENTS CONFESSED HEREUNDER SHALL INCLUDE ALL SUMS LISTED UNDER SUBPARAGRAPHS (A) THROUGH (D) ABOVE AS THE SAME ARE INCURRED FROM TIME TO TIME, EVEN AFTER ENTRY OF JUDGMENT UNDER THIS WARRANT OF ATTORNEY.

(b) Lender may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for any or all of the Eligible Properties, as a matter of strict right and without notice, to collect the rents, issues and profits due and coming due from the Eligible Property and the Improvements, both prior to and during the pendency of any foreclosure suit, if any, without regard to the value of the Eligible Property or to the solvency of Borrower or any other person liable for the debt secured hereby, and regardless of whether Lender has an adequate remedy at law.

(c) Lender may set off the amounts due Lender under the Loan Documents against any and all accounts, credits, money, securities or other property of Borrower now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(d) Lender may enter into possession of any Eligible Property and perform any and all work and labor necessary to complete any construction at the Eligible Property, including any construction of improvements to achieve Stabilization, and to employ watchmen to protect the Property and the Improvements. All sums expended by Lender for such purposes shall be deemed to constitute obligatory advances under this Agreement and shall be secured by the Mortgage and the other Loan Documents. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution, which power is coupled with an interest, to complete the work in the name of Borrower, and hereby empowers said attorney or attorneys, in the name of Borrower or Lender:

(i) To use any funds of Borrower including any balance which may be held by Lender and any funds (if any) which may remain unadvanced hereunder for the purpose of completing any construction, including any construction of improvements to achieve Stabilization, whether or not in the manner called for in the applicable plans and specifications;

(ii) To make such additions and changes and corrections to any plans and specifications as shall be necessary or desirable in the judgment of Lender to complete any construction, including any construction of improvements to achieve Stabilization;

(iii) To employ such contractors, subcontractors, agents, architects and inspectors as shall be necessary or desirable for said purpose;

(iv) To pay, settle or compromise all existing bills and claims which are or may be liens against the Eligible Property, or may be necessary or desirable for the completion of the work or the clearance of title to the Eligible Property;

(v) To execute all applications and certificates which may be required in the name of Borrower;

(vi) To enter into, enforce, modify or cancel Leases and to fix or modify Rents on such terms as Lender may consider proper;

(vii) To file for record, at Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Lender in its sole and absolute discretion may consider necessary or desirable to protect its security; and

(viii) To do any and every act with respect to any such construction which Borrower may do in its own behalf.

It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Said attorney-in-fact shall also have the power to prosecute and defend all actions or proceedings in connection with any construction at the Property, including any construction of tenant improvements, and to take such actions and to require such performance as Lender may deem necessary.

Anything herein to the contrary notwithstanding, it is specifically understood and agreed that all funds furnished by the Lender and employed in performance of the obligations of the Borrower under this Agreement shall be deemed advanced by the Lender under an obligation to do so, regardless of the identity of the person or persons to whom such funds are furnished. Funds advanced by the Lender in the reasonable exercise of its judgment that the same are needed to complete tenant improvements or to protect its security shall be deemed obligatory advances hereunder, shall be added to the total indebtedness evidenced by the Note and secured by the Mortgage and other Loan Documents and said indebtedness shall be increased accordingly.

(e) File an action in mortgage foreclosure or take such other action as is necessary, required or deemed proper to foreclose the Mortgage.

Section 7.2. No Release or Waiver; Remedies Cumulative and Concurrent.

Borrower shall not be relieved of any Obligation by reason of the failure of Lender to comply with any request of Borrower or of any other Person to take action to foreclose on any Eligible Property under any Mortgage or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of any or all of the Eligible Properties. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Obligations, or for foreclosure of the Mortgage following any Event of Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against any or all Borrowers or any or all of the Eligible Properties or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender.

Article VIII

Miscellaneous.

Section 8.1. Further Assurances; Authorization to File Documents.

At any time, and from time to time, upon reasonable request by Lender, Borrower will, at Borrower’s expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the reasonable opinion of Lender, be necessary or desirable in order to complete, perfect or continue and preserve the lien of the Mortgage. Upon any failure by Borrower to do so, Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower, all at the sole expense of Borrower, and Borrower hereby appoints Lender the agent and attorney-in-fact of Borrower to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, Borrower irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Lender to establish or maintain the validity, perfection and priority of the security interests granted in the Mortgage.

Section 8.2. No Warranty by Lender.

By accepting or approving anything required to be observed, performed or fulfilled by Borrower or to be given to Lender pursuant to this Agreement, including any certificate, Survey, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

Section 8.3. Standard of Conduct of Lender.

Nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any advance or consent under this Agreement or any other Loan Document, in a subjective manner, whether or not objectively reasonable under the circumstances, so long as Lender’s exercise of its business judgment or action is made or undertaken in good faith. Borrower and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender’s duties and obligations are to be judged and the parameters within which Lender’s discretion may be exercised hereunder and under the other Loan Documents. As used herein, “good faith” means honesty in fact in the conduct and transaction concerned.

Section 8.4. No Partnership.

Nothing contained in this Agreement shall be construed in a manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender and Borrower and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.

Section 8.5. Severability.

In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 8.6. Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address set forth below (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

The address and fax number of Borrower are:

C/O Resource Real Estate, Inc.

One Crescent Drive, Suite 203

Philadelphia, PA 19112

Attention: Steven R. Saltzman

Telephone: (215) 717-3370

Fax: (215) 761-0444

E-mail Address: ssaltzman@resourcerei.com

with copies to:

Resource Real Estate, Inc.

2005 Market Street, 15th Floor

Philadelphia, PA 19103

Attention: Shelle Weisbaum

Telephone: (215) 832-4187

Fax: (215) 761-0452

E-mail Address: sweisbaum@resourcerei.com

Ledgewood

1900 Market Street, Suite 750

Philadelphia, PA 19103

Attention: Brian L. Murland

Telephone: (215) 790-2383

Fax: (215) 735-2513

E-mail Address: bmurland@ledgewood.com

The address and fax number of Lender are:

Bank of America, N.A.

Commercial Real Estate

4 Penn Center

1600 JFK Boulevard

Suite 1100

Philadelphia, PA 19103

Attention: David Ross, Senior Vice President & Senior Client Manager

Fax: (267) 675-0148

E-mail Address: david.s.ross@baml.com

With copies to :

Bank of America, N.A.

Commercial Real Estate

100 South Charles St.

Baltimore, MD 21201

Attention: Charles English

Fax: (410) 547-4050

E-mail Address: charles.d.english@baml.com

Buchanan Ingersoll & Rooney, PC

Two Liberty Place

50 South 16th Street, Suite 3200

Philadelphia, PA 19102

Attention: Frederick H. Masters, Esq.

Fax: (215) 665-8760

E-mail Address: frederick.masters@bipc.com

Section 8.7. Permitted Successors and Assigns; Disclosure of Information.

(a) Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all Persons claiming under or through any of them.

(b) Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by Borrower without the prior written consent of Lender shall be void and of no effect. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

(c) Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Property (including environmental reports and assessments), Borrower, any of Borrower’s principals or any Guarantor, to any actual or prospective assignee or participant, to Lender’s Affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to any

regulatory body having jurisdiction over Lender, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and the Loan, or to any other party as necessary or appropriate in Lender’s reasonable judgment.

Section 8.8. Modification; Waiver.

None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

Section 8.9. Third Parties; Benefit.

All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof.

Section 8.10. Rules of Construction/Joint and Several Liability of Borrower.

(a) The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Agreement in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, the Improvements or the Eligible Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise.

(b) The liability of Opportunity OP and any entity which in the future joins in and assumes this Agreement as a “Borrower” is and shall be joint and several, subject to any limitations which may apply pursuant to Sections 4.26 and/or 4.27 above.

Section 8.11. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

Section 8.12. Publicity.

Borrower expressly authorizes Lender to prepare and to furnish to the news media for publication from time to time news releases with respect to the Eligible Property, specifically to include releases detailing Lender’s involvement with the financing of the Property, provided the consent or approval of Opportunity OP is first obtained, which consent or approval shall not be unreasonably withheld, conditioned or delayed and the same shall be provided without charge.

Section 8.13. Governing Law.

This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

Section 8.14. Time of Essence.

Time shall be of the essence for each and every provision of this Agreement of which time is an element.

Section 8.15. Electronic Transmission of Data.

Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their Affiliates and other Persons involved with the subject matter of this Agreement. Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) Borrower will release, hold harmless and indemnify Lender from any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

Section 8.16. Forum.

Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement and to the jurisdiction of any state court or any United States federal court sitting in the state in which any of the Eligible Property is located, over any Dispute. Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.

Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Agreement may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice set forth in this Agreement, or at a subsequent address of which Lender received actual notice from Borrower in accordance with the notice section of this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.

Section 8.17. WAIVER OF JURY TRIAL.

BORROWER AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.” THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 8.18. USA Patriot Act Notice.

Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

Section 8.19. Entire Agreement.

The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other instrument or agreement, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

Section 8.20 Release of Eligible Property

Borrower may request, at any time, the release of an Eligible Property from the Collateral Pool (each, a “Release Property”). If Borrower so requests, Borrower may obtain the release of a Release Property from the lien of the Mortgage thereon and the release of the Borrower which owns the Release Property (other than those liabilities, obligations and indemnities accruing prior to the date of such release or which expressly survive), upon the satisfaction of each of the following conditions:

(i) Borrower shall give Lender written notice of a proposed release of an Eligible Property (a “Release Notice”), which shall specify the date of such release, which date shall not be less than five (5) Business Days after the date of the sending of the Release Notice or more than forty five (45) days after the date of the sending of the Release Notice, provided, that Borrower shall be entitled to extend the anticipated date of such release for up to an additional forty five (45) days without having to provide a new Release Notice, provided that Borrower gives a notice of extension to Lender on or before the expiration of the initial forty five (45) day period.

(ii) Borrower shall make payment to Lender in immediately available funds of the outstanding principal amount of the Loan secured by the Mortgage encumbering the Release Property, plus all interest accrued on the Loan to the date of payment of such principal amount, plus any termination fee, breakage fee or other early payment penalty payable in connection with any Swap Contract, plus any additional principal amount required pursuant to item (vi) below (such sums being collectively referred to as the “Release Amount”). Notwithstanding anything to the contrary, the Release Amount shall not include any amount secured by a Collateral Mortgage encumbering the Release Property and Lender shall deliver a release of any Collateral Mortgage encumbering the Release Property with the release of the Mortgage.

(iii) Each Borrower, other than the Borrower who is the owner of the Release Property, and Guarantor shall provide Lender with a certificate from an officer of such Borrower and Guarantor certifying that after giving effect to the release of the Mortgage, including the Collateral Mortgage, if applicable, with respect to the Release Property, each such remaining Borrower and Guarantor are in compliance with all terms and conditions of all Loan Documents to which each of them is a party and each remains bounds by the terms of the same.

(iv) On the date such Borrower delivers the Release Notice and on the date of release of the Release Property, no Event of Default shall have occurred and be continuing.

(v) On or prior to the date of release of any Release Property, such Borrower shall pay all out-of-pocket costs and expenses of Lender incurred in connection with the release of the Release Property, including but not limited to reasonable fees of Lender’s attorneys, prepayment fees (including, without limitation, any breakage or termination fees or amounts due under any Swap Contract), if any, as a result of any such prepayment related to such release and all other costs and expenses payable to third parties incurred by Lender in connection with such release.

(vi) In the event there is to be only one remaining Eligible Property in the Collateral Pool after the release of one or more Release Properties, such remaining Eligible Property in the Collateral Pool, notwithstanding anything in Section 2.1 or elsewhere in this Agreement to the contrary, shall not have a Loan-to-Value Ratio in excess of forty percent (40%). Accordingly, where the release of one or more Eligible Properties will result in only one remaining Eligible property being in the Collateral Pool and such remaining Eligible Property has a Loan-to-Value Ratio in excess of forty percent (40%), the Release Amount for the Release Property or Properties shall include a reduction in the outstanding principal amount of the Loan advanced with respect to and secured by the Mortgage encumbering such Eligible Property which will be the last remaining property in the Collateral Pool such that the Loan-to-Value Ratio for such Eligible Property which will be the last property in the Collateral Pool shall not have a Loan-to-Value Ratio in excess of forty percent (40%).

Section 8.21 NO RIGHT TO CURE AN EVENT OF DEFAULT OR LENDER’S OBLIGATION TO ACCEPT ANY CURE.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Borrower acknowledges and agrees that neither Borrower nor Guarantor has the right to cure any Event of Default once it occurs and Lender is under no obligation or duty to accept any cure of an Event of Default or the offer of the same by or from Borrower or Guarantor. Any language in this Agreement or in any of the other Loan Documents such as “upon the occurrence and continuance of an Event of Default”, “during the continuance of an Event of Default”, “so long as such Event of Default is continuing” or the like, shall not for any reason whatsoever or howsoever mean, imply, grant or otherwise entitle Borrower or Guarantor to any such right to cure an Event of Default once one occurs or obligate Lender to accept any cure, or the offer of any cure.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page 1 of 1 to Loan Agreement]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed under seal as of the date first above written.

BORROWER:
RESOURCE REAL ESTATE OPPORTUNITY OP, LP

By:	Resource Real Estate Opportunity
REIT, Inc., its sole General Partner

By:	/s/ Steven R. Saltzman (SEAL)
Name: Steven R. Saltzman
Title: Chief Financial Officer, Senior Vice President and Treasurer

LENDER:
BANK OF AMERICA, N.A.

By:	/s/ Charles D. English
Name: Charles D. English
Title: Senior Vice President

Schedule 1

Definitions

Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

“AAA” means the American Arbitration Association, or any successor thereof.

“Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Advisor” means Resource Real Estate Opportunity Advisor, LLC.

“Advisory Agreement” means that certain Amended and Restated Advisory Agreement by and between Guarantor and Advisor dated January 11, 2011, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Approved Manager” means Resource Real Estate Opportunity Manager, LLC, Resource Real Estate Management, Inc., Resource Real Estate Opportunity Advisor, LLC, or any other reputable and creditworthy property manager, subject to the prior approval of Lender, not to be unreasonably withheld, with a portfolio of properties comparable to the Property under active management.

“Architect” means a registered architect, licensed in the state where an Eligible Property which is (or is to be) added to the Collateral Pool is located, who is engaged for the purpose of preparing, signing and sealing, as the project architect, all plans and specifications, including any required for any permits or approvals, which may be required in connection with any and all work at such Eligible Property which is part of the work approved and budgeted for in connection with an Advance of proceeds of the Loan and/or such Eligible Property achieving Stabilization.

“Architect’s Consent and Certificate” means the written consent and certificate of the Architect providing, among other things, to the consent of the Architect to the collateral assignment of the Architect’s contract to Lender pursuant to the Assignment of Contracts, in form and substance satisfactory to Lender

“Assignment” means an Assignment and Security Agreement to be executed by Opportunity OP to secure its Obligations, which Assignment and Security Agreement, among other things, assigns, pledges and grants a security interest in all right, title and interest, of the grantor, in and to its membership interests in all equity and ownership interests in any Person which is a Borrower and the owner of an Eligible Property which is part of the Collateral Pool.

“Assignment of Contracts” means an Assignment of Contracts, from time to time, executed by a Borrower, as the owner of an Eligible Property which is part of the Collateral Pool, which among other things, assigns to Lender, as collateral for the Loan, the Architect’s agreement, any and all Construction Contracts and all permits and approvals, which Assignment of Contracts shall be in form and substance satisfactory to Lender.

“Assignment and Subordination of Property Management Agreement” means those certain Assignment and Subordination of Property Management Agreements by and among those of Opportunity OP, the applicable Borrower which is the owner of the Eligible Property being added to the Collateral Pool, Guarantor, and the Approved Managers, as required by Lender, and Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified, which pertain to any and all of the Management Agreements as such Management Agreements pertain to any and all Eligible Properties which are part of the Collateral Pool.

“Assignment of Leases and Rents” means those certain Assignment of Leases and Rents executed by each Borrower which owns an Eligible Property which is part of the Collateral Pool in favor of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Authorized Signer” means any signer of this Agreement, acting alone, or any other representative of Borrower duly designated and authorized by Borrower to sign draw requests in a writing addressed to Lender, which writing may include a draw request in the form attached hereto as Schedule 3.

“Banking Day” means any day that is not a Saturday, Sunday or banking holiday in the State.

“Borrower” means Opportunity OP and any other Person who owns an Eligible Property which is added to and part of the Collateral Pool, from time to time, and executes and delivers an allonge to the Note and this Agreement and the other documents required pursuant to this Agreement.

“Borrower’s Deposit Account” means an account established with Lender pursuant to the terms of Section 4.6.

“Budget” means the breakdown of hard costs and soft costs approved by Lender in connection with Borrower’s plan for Stabilization of an Eligible Property which is part of the Collateral Pool, including, without limitation, any and all such hard and soft costs for Improvements, leasing costs, interest and/or operating deficits.

“Casualty” means any act or occurrence of any kind or nature that result in damage, loss or destruction to the Property.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

“Closing Checklist” means that certain Closing Requirements and Checklist setting forth the conditions for closing the Loan and recording the Mortgage.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Pool” means, at any time and from time to time, the pool of Eligible Properties which are encumbered by a Mortgage and secure the Loan pursuant to the terms of this Agreement.

“Condemnation” means any taking of title to, use of, or any other interest in any Eligible Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

“Construction Consultant” means a person or firm appointed or designated by Lender from time to time to inspect the progress of the construction of the Improvements and the conformity of construction with the Plans and Specifications, the Budget and the Project Schedule, and to perform such other acts and duties for such other purposes as Lender may from time to time deem appropriate or as may be required by the terms of this Agreement.

“Construction Contract” means a written agreement, in form and content approved in writing by Lender, by and between a Borrower, as owner, and a Contractor, as general contractor or a specific trade contractor, for the Construction of the Improvements, as the same may be amended from time to time with the prior written approval of Lender.

“Construction of the Improvements” means the construction of the Improvements.

“Contractor” means a contractor, as general contractor, or a specific trade contractor, engaged or to be engaged for the Construction of the Improvements.

“Contractor’s Consent and Certificate” means the written consent and certificate of any and all Contractors, providing, among other things, to the consent by such Contractor to the collateral assignment of the Contractor’s Construction Contract to Lender pursuant to the Assignment of Contracts, in form and substance satisfactory to Lender.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, “Controlling” or “Controlled” have meanings correlative thereto.

“Default” means an event or circumstance that, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

“Dispute” means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

“Eligible Property” has the meaning as set forth in Section 2.2(e) of this Agreement.

“Environmental Agreement” means an Environmental Indemnification and Release Agreement by and between Borrower and Lender pertaining to an Eligible Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in the Mortgage or any of the other Loan Documents, including attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, an Eligible Property.

“Financial Statements” means (i) for each reporting party other than an individual, a balance sheet, income statement, statements of cash flow and amounts and sources of contingent liabilities, a reconciliation of changes in equity and liquidity verification, cash flow projections, real estate schedules providing details on each individual real property in the reporting party’s portfolio, including, but not limited to raw land, land under development, construction in process and stabilized properties and unless Lender otherwise consents, consolidated statements if the reporting party is a holding company or a parent of a subsidiary entity; and (ii) for each reporting party who is an individual, a balance sheet, statements of cash flow and amounts and sources of contingent liabilities, sources and uses of cash and liquidity verification, cash flow projections, real estate schedules providing details on each individual real property in the reporting party’s portfolio, including, but not limited to raw land, land under development, and unless Lender otherwise consents, Financial Statements for each entity owned or jointly owned by the reporting party. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period.”

“Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

“Guarantor” means Resource Real Estate Opportunity REIT, Inc., a Maryland corporation, and its successors and assigns.

“Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Improvements” means all on-site improvements, including buildings, to any of the Land of an Eligible Property, together with all fixtures, improvements and appurtenances now or later to be located on the Land and/or in such buildings or on-site improvements. The definition of Improvements shall include any and all improvements, alterations, additions, repairs, and/or installations to be made to an Eligible Property as part of the Borrower’s plan to achieve Stabilization of the same or for which any of the proceeds of an Advance are intended to be used, including those which are capital, structural and/or cosmetic in nature and shall also include appliances and other items to be installed by Borrower in any individual tenant apartments as part of the Borrower’s plan to achieve Stabilization of an Eligible Property or for which any of the proceeds of an Advance are intended to be used. Improvements shall not include any equipment, machinery or personal property not affixed to the Land, a building or an on-site improvement.

“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering an Eligible Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Eligible Property, in each case whether now or hereafter existing or arising.

“Land” means the land described in and encumbered by a Mortgage.

“Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

“Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to an Eligible Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

“Loan” means the loan from Lender to Borrower, the repayment obligations in connection with which are evidenced by the Note.

“Loan Amount” means Twenty Five Million and No/100 Dollars ($25,000,000.00).

“Loan Documents” means this Agreement, the Note, any and all Mortgages, any and all Environmental Agreements, the Guaranty, any Swap Contract, the Assignment and any and all other documents which Borrower, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Management Agreements” means any agreement entered into whereby any Borrower or Guarantor is obligated to pay a fee or other compensation for or in connection with management or advisory services for, with respect to or in connection with the ownership, directly or indirectly, investment in, directly or indirectly, and/or operation of any of the Eligible Properties which are added to the Collateral Pool. Without limitation, the following agreements are included within the definition of Management Agreement and are sometimes referred to as the “Existing Management Agreements”: (i) that certain Management Agreement dated as of September 14, 2009 by and among Guarantor, Opportunity OP and Resource Real Estate Opportunity Manager, LLC and (ii) that certain Management Agreement dated as of October 5, 2010 by and between Resource Real Estate Opportunity Manager, LLC and Resource Real Estate Opportunity Management, Inc. The Advisory Agreement is expressly excluded from the defined term “Management Agreement”.

“Mortgage” means a Mortgage, Assignment of Leases, Security Agreement and Fixture Filing or a Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing, from time to time, given by a Borrower and encumbering an Eligible Property to secure the Obligations, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. The term Mortgage shall include a Collateral Mortgage pursuant to section 2.1(d)(iv).

“Net Proceeds” when used with respect to any Condemnation Awards or Insurance Proceeds, means the gross proceeds from any Condemnation or Casualty remaining after payment of all expenses, including attorneys’ fees, incurred in the collection of such gross proceeds.

“Note” means the Promissory Note of even date herewith, in an amount equal to the Loan Amount, made by Borrower to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified, including any and all allonges to the same whereby a Person becomes an additional Borrower.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 8.6 of this Agreement.

“Obligations” means all present and future debts, obligations and liabilities of Borrower to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note, a Mortgage or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under a Mortgage or any of the other Loan Documents, together with interest thereon as provided in a Mortgage or such Loan Document; (c) to pay and perform all obligations of Borrower (or its Affiliate) under any Swap Contract; and (d) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower is required to perform, observe or comply with pursuant to the terms of this Agreement, a Mortgage or any of the other Loan Documents.

“Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Lender and insuring Lender’s interest in an Eligible Property which is part of the Collateral Pool and which are acceptable to Lender as of the date such Eligible Property is added to the Collateral Pool, (b) the lien and/or other interests of the Mortgage encumbering an Eligible Property which is part of the Collateral Pool and (c) any other lien, encumbrance, easement, interest or title company exception to coverage that Lender shall expressly approve in its sole and absolute discretion, as evidenced by a “marked-up” commitment for title insurance or a pro-forma policy of title insurance with respect to any Mortgage which is initialed on behalf of Lender.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

“Plans and Specifications” means any and all plans and specifications prepared in connection with the construction of the Improvements and approved in writing by Lender, as the same may from time to time be amended with the prior written approval of Lender.

“Project Schedule” means the schedule for commencement and completion of the Stabilization of an Eligible Property, including, without limitation, construction of the Improvements, as the same may be revised from time to time with the written approval of Lender.

“Property” means the real and personal property being considered as an Eligible Property to be added to the Collateral Pool.

“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of an Eligible Property or any part thereof, or arising from the use or enjoyment of the Property or any part thereof, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Eligible Property or any part thereof.

“Stabilization” has the meaning set forth in Section 2.1(c).

“State” means the Commonwealth of Pennsylvania.

“Survey” means a map or plat of survey of an Eligible Property which conforms with Lender’s survey requirements.

“Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into prior to the date hereof or any time after the date hereof, between Swap Counterparty and Borrower (or its Affiliate), together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.

“Swap Counterparty” means Lender or an Affiliate of Lender, in its capacity as counterparty under any Swap Contract.

“Swap Transaction” means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-Lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to the date hereof or anytime after the date hereof between Swap Counterparty and Borrower (or its Affiliate) so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by the Mortgage in connection with the Loan.

“Taxes” means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any communities facilities or other private district on Borrower or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

Schedule 2

Improvements

Borrower covenants, represents and warrants as follows:

1. Compliance with Laws; Plans and Specifications; Correction of Construction Work. The Improvements shall be constructed in accordance with all applicable (whether present or future) Laws. Improvements, if constructed substantially in accordance with the Plans and Specifications as approved by Lender, will fully comply with applicable Laws, including those Laws relating to access and facilities for disabled persons. The Plans and Specifications are complete and adequate for the construction of the Improvements. The Plans and Specifications have been approved by all Governmental Authorities. Promptly following any demand by Lender, Borrower shall correct or cause the correction of any work that fails to comply with the requirements of this Section 1 of Schedule 2 and any material departures or deviations from the Plans and Specifications not approved by Lender.

2. Changes to Plans and Specifications. Borrower shall not make or permit any changes in the Plans and Specifications as approved by Lender, including any such changes that alter, diminish or add to the work to be performed or change the design of the Improvements, without the prior written consent of Lender and under such conditions as Lender may establish.

3. Building Permits; Other Permits. All building, construction and other permits necessary or required in connection with the construction of the Improvements have been validly issued and are final and not subject to any appeal or appeal period. All required fees have been paid and bonds and/or other security have been posted in connection with all permits that have been issued. Following the issuance thereof, all permits will remain in full force and effect.

4. Draw Requests.

(a) So long as no Default shall exist and subject to all other terms, covenants, conditions and agreements of this Agreement, Lender shall make Advances for Improvements pursuant to the Budget, to the extent that funds are available for those purposes and so long as Borrower has paid for any and all costs in excess of the amount to be funded pursuant to Advances of the Loan in accordance with the Budget, subject to the other terms, covenants, conditions and agreements of this Agreement. Advances for Improvements shall be made not more frequently than monthly based on draw requests signed by an Authorized Signer in the form of Schedule 3 or in another form approved by Lender. If required by Lender, a draw request for Improvements shall be set forth on AIA Forms G702 and G703 or another form approved by Lender, and shall be accompanied by (i) evidence satisfactory to Lender that the Improvements or such portion of them for which Loan proceeds are being requested have been completed in a good and workmanlike manner (including, if required by Lender, site access to Lender and a Construction Consultant specified by Lender for the purpose of making a property), (ii) invoices, receipts or other evidence satisfactory to Lender verifying the costs for which Loan proceeds are being requested, (iii) if required by Lender, affidavits, and/or releases from all parties who furnished materials and/or services in connection with the requested payment.

(b) Each draw request and each receipt of the funds requested thereby shall constitute an affirmation that (i) the work completed to the date of the draw request is of quality and in all other respects consistent with the tenant improvement plans and specifications, and (ii) if applicable, construction of the Improvements is proceeding in accordance with the Budget and Project Schedule.

5. Advances for Improvements.

Advances for Improvements shall not exceed the amount for the same pursuant to the Budget. Any and all costs in excess of the amount of Advances for the same in the Budget shall be first paid for in full by the Borrower before any amount of the Loan will be advanced for the same. If at any time the cost for the Improvements exceeds the Budget, upon demand by Lender, from time to time, Borrower shall deposit the amount thereof with Lender and such amount shall be advanced before any amount of the Loan shall be advanced. impose. Lender may require an inspection of the Eligible Property in order to verify completion of Improvements prior to making any advance. Lender shall not be obligated to make the final advance of the Loan for Improvements unless the following conditions shall have been satisfied, to the extent required by Lender:

(a) Lender shall have received such evidence as Lender may require that construction has been completed in a good and workmanlike manner, in accordance with applicable requirements of all Governmental Authorities and substantially in accordance with Plans and Specifications reasonably satisfactory to Lender;

(b) To the extent required by applicable Governmental Authorities for the use and occupancy of the Improvements, certificates of occupancy and other applicable permits and releases shall have been issued with respect to the Improvements and copies thereof shall have been furnished to Lender;

(c) Lender shall have received a satisfactory set of as-built plans and specifications for the Improvements; and

(d) If required by Lender, Lender shall have received a satisfactory “bringdown” search evidencing no liens or other encumbrances with respect to the Eligible Property other than as shown on Lender’s mortgagee title insurance policy issued with respect to the Mortgage.

6. Account for Funding Advances.

Subject to Lender’s right to advance Loan proceeds as provided in this Agreement, Lender may make advances into Borrower’s checking account maintained with Lender. Borrower hereby irrevocably authorizes Lender to deposit any advance to the credit of Borrower in that account, by wire transfer or other deposit. Borrower further irrevocably authorizes Lender to pay and reimburse itself for any Expenses incurred by Lender by debit to such account.

7. Lender’s Rights and Remedies on Default.

Upon the occurrence of and during the existence of any Event of Default, Lender shall have the right, in addition to any other rights or remedies available to Lender, to exercise any one or more of the following rights and remedies:

(a) Lender may terminate its obligation to advance any further principal of the Loan by Notice to Borrower.

(b) Lender may apply any undisbursed Loan proceeds to the satisfaction of the conditions of the Loan Documents, irrespective of the allocation of such Loan proceeds in the Budget.

(c) Lender may make advances directly to the property manager, the title insurance company, or any contractor, subcontractor, sub-subcontractor or material supplier, or to any of them jointly. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan. No further direction or authorization from Borrower shall be necessary to warrant such direct advances. Each advance shall be secured by the Mortgage and shall satisfy the obligations of Lender hereunder to the extent of the amount of the advance.

Schedule 3

Form of Draw Request

[BORROWER’S LETTERHEAD]

DRAW REQUEST NO.

TO: BANK OF AMERICA, N.A. (“Lender”)

LOAN NO.
PROJECT
LOCATION

BORROWER

FOR PERIOD ENDING

In accordance with the Loan Agreement in the amount of $25,000,000.00 dated                         , 2011 between Borrower, in addition to others, and Lender, Borrower requests that $                                  be advanced from Loan proceeds, which advance is in accordance with the Budget. The proceeds should be credited to the account of                                                  , Account No.                            , at                                    .

TOTAL DRAW REQUEST $

[Optional language to appoint a new Authorized Signer for draw requests:]

                                      is hereby designated and authorized to sign future draw requests on behalf of Borrower in connection with the Loan. Lender shall be entitled to rely on draw requests given by such Person(s) until this authorization is revoked by Borrower in writing.

AUTHORIZED SIGNER:

                                                                                                                                       Dated:

Schedule 3.4

Claims

None

Schedule 4

Leasing and Tenant Matters

1. Representations and Warranties of Borrower Regarding Leases.

Borrower represents and warrants that Borrower has delivered to Lender Borrower’s standard form of tenant lease and an accurate and complete rent roll for each Eligible Property, and no Lease or lease guaranty contains any option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein.

2. Covenants of Borrower Regarding Leases and Rents.

Borrower covenants that Borrower (a) will observe and perform all of the obligations imposed upon the landlord in the Leases and will not do or permit to be done anything to impair the security thereof; (b) will use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases and will appear in and defend, at Borrower’s sole cost and expense, any action or proceeding arising under, or in any manner connected with, the Leases; (c) will not collect any of the Rents more than one (1) month in advance of the time when the same are due under the terms of the Leases; (d) will not discount any future accruing Rents; (e) without the prior written consent of Lender, will not execute any assignment of the Leases or the Rents; (f) other than in the ordinary course of business, will not alter, modify or change the terms of the Leases, or surrender, cancel or terminate the same without the prior written consent of Lender; and (g) will execute and deliver, at the request of Lender, all such assignments of the Leases and Rents in favor of Lender as Lender may from time to time reasonably require.

3. Leasing Guidelines.

Borrower shall not enter into any Lease of space in the Improvements unless approved or deemed approved by Lender prior to execution. Borrower’s standard form of tenant lease, and any revisions thereto, must have the prior written approval of Lender. Lender shall be “deemed” to have approved any Lease that: (a) is on the standard form lease approved by Lender with no deviations except as approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed; (b) is entered into in the ordinary course of business with a bona fide unrelated third party tenant, and Borrower, acting in good faith and exercising due diligence, has determined that the tenant is financially capable of performing its obligations under the Lease; and (c) is in accordance with the pro-forma rent schedule for the Eligible Property which Borrower has delivered to Lender and which Lender has approved in writing. If requested by Lender, after the occurrence of an Event of Default, Borrower shall provide to Lender a correct and complete copy of each existing and future Lease, including any exhibits, and any guaranty(ies) thereof, within fifteen (15) days after Lender’s request (for existing Leases) or fifteen (15) days after execution (for future Leases).

4. Delivery of Leasing Information and Documents.

From time to time upon Lender’s request, Borrower shall promptly deliver to Lender (a) a complete rent roll of the Eligible Property in such detail as Lender may require, together with such operating statements and leasing schedules and reports as Lender may require, and (b) such other information regarding tenants and prospective tenants and other leasing information as Lender may reasonably request.

Schedule 4.21

Deposit Accounts

None

Schedule 5

Tax and Insurance Reserve Deposits

1. On each monthly payment date under the Note, Borrower shall pay to Lender one-twelfth (1/12th) of the amount estimated by Lender to pay all installments of Taxes levied against the Eligible Property and all insurance premiums for insurance required to be maintained by Borrower under the Loan Documents, in each case coming due during the upcoming twelve (12) month period. Lender reserves the right to periodically adjust the amount of the monthly deposit to account for changes in Taxes from an interim basis to final basis each tax year. Required payments hereunder shall be added together with the regular payments under the Note and with any other sums required under the Loan Documents, all of which shall be paid monthly as an aggregate sum by Borrower to Lender until the Obligations are paid and performed in full. Unless otherwise required by applicable Law, funds paid by Borrower hereunder shall not be or be deemed to be escrow or trust funds. At Lender’s option, such funds may be held in an individual account, consolidated with other like accounts, or commingled with the general funds of Lender. Such funds shall be held in an interest-bearing account in the name of Lender and all interest shall be credited to Borrower. Borrower agrees that it shall include all interest and earnings on such funds paid to or deposited with Lender as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all such funds for federal and applicable state and local tax purposes.

2. Provided no Event of Default has occurred and is continuing, Lender shall pay for the account of Borrower, to the extent funds paid to Lender hereunder are sufficient for such purposes, prior to the delinquency date for such expense, real property Taxes and insurance premiums for which Borrower has provided invoices to Lender in advance. In its sole and absolute discretion, Lender may retain a third party tax lien service to obtain tax certificates or other evidence or estimates of Taxes due or to become due and Borrower shall promptly reimburse Lender for the cost of retaining any such service. Any unpaid reimbursements for any tax lien service will be added to the Obligations. Borrower shall ensure Lender’s receipt, at least thirty (30) days prior to the respective due date for payment, of all bills, invoices and statements for all Taxes and insurance premiums to be paid. Lender shall not be responsible for the payment of any invoice if Borrower has not paid to Lender sufficient funds for such item under this Schedule 5, even if the shortfall results from Lender’s failure to adequately estimate and collect sufficient funds to satisfy such charges. In making any payment for Taxes or insurance hereunder, Lender shall be entitled to rely on any tax lien service or any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy, validity, enforceability or contestability of any Taxes, valuation, sale, forfeiture, tax lien or title or claim thereof.

3. Borrower grants to Lender a security interest in all funds paid to or deposited with Lender hereunder, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. Borrower shall have no right to unilaterally demand payment of or to withdraw funds deposited with Lender hereunder except as expressly permitted hereby. Upon the occurrence of an Event of Default which is not waived by Lender in writing, Borrower agrees that Lender may apply any funds paid to or deposited with Lender hereunder to cure the default.

Schedule 6

INTENTIONALLY OMITTED

Schedule 7

Swap Contracts

1. Swap Documentation. Within the timeframes required by Lender and Swap Counterparty, Borrower shall deliver to Swap Counterparty the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Lender and Swap Counterparty: (a) Master Agreement in the form published by the International Swaps and Derivatives Association, Inc. and related schedule in the form agreed upon between Borrower (or its Affiliate) and Swap Counterparty; (b) a confirmation under the foregoing, if applicable; (c) the Guaranty; (d) if Borrower (or its Affiliate) is anything other than a natural person, evidence of due authorization to enter into transactions under the foregoing Swap Contract with Swap Counterparty, together with evidence of due authorization and execution of any Swap Contract; and such other title endorsements, documents, instruments and agreements as Lender and Swap Counterparty may require to evidence satisfaction of the conditions set forth in this Section 1 of Schedule 7, including a swap endorsement to Lender’s title policy in form and substance satisfactory to Lender.

2. Conveyance and Security Interest. To secure Borrower’s Obligations, Borrower hereby transfers, assigns and transfers to Lender, and grants to Lender a security interest in, all of Borrower’s right, title and interest, but not its obligations, duties or liabilities for any breach, in, under and to the Swap Contract, any and all amounts received by Borrower in connection therewith or to which Borrower is entitled thereunder, and all proceeds of the foregoing. All amounts payable to Borrower under the Swap Contract shall be paid to Lender and shall be applied to pay interest or other amounts under the Loan.

3. Cross-Default. It shall be an Event of Default under this Agreement if any Event of Default occurs as defined under any Swap Contract as to which Borrower (or its Affiliate) is the Defaulting Party, or if any Termination Event occurs under any Swap Contract as to which Borrower (or its Affiliate) is an Affected Party. As used in this Section, the terms “Defaulting Party,” “Termination Event” and “Affected Party” have the meanings ascribed to them in the Swap Contract.

4. Remedies; Cure Rights. In addition to any and all other remedies to which Lender and Swap Counterparty are entitled at law or in equity, Swap Counterparty shall have the right, to the extent so provided in any Swap Contract or any Master Agreement relating thereto, (a) to declare an event of default, termination event or other similar event thereunder and to designate an Early Termination Date as defined under the Master Agreement, and (b) to determine net termination amounts in accordance with the Swap Contract and to setoff amounts between Swap Contracts. Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower (or its Affiliate) such action as Lender may at any time determine to be necessary or advisable to cure any default under any Swap Contract or to protect the rights of Borrower (or its Affiliate) or Swap Counterparty thereunder; provided, however, that before the occurrence of an Event of Default under this Agreement, Lender shall give prior written notice to Borrower before taking any such action. For this purpose, Borrower hereby constitutes Lender its true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable, to exercise, at the election of Lender, any and all rights and remedies of Borrower (or its Affiliate) under the Swap Contract, including making any payments thereunder and consummating any transactions contemplated thereby, and to take any action that Lender may deem proper in order to collect, assert or enforce any claim, right or title, in and to the Swap Contract hereby assigned and conveyed, and generally to take any and all such action in relation thereto as Lender shall deem advisable. Lender shall not incur any liability if any action so taken by Lender or on its behalf shall prove to be inadequate or invalid. Borrower expressly understands and agrees that Lender is not hereby assuming any duties or obligations of Borrower (or its Affiliate) to make payments to Swap Counterparty under any Swap Contract or under any other Loan Document. Such payment duties and obligations remain the responsibility of Borrower (or its Affiliate) notwithstanding any language in this Agreement.

5. Automatic Deduction and Credit.

(a) At all times when any Swap Contract is in effect, Borrower shall maintain the Checking Account in good standing with Lender. Borrower hereby grants to Lender and Swap Counterparty a security interest in the Checking Account, and any other accounts and deposit accounts from which Borrower may from time to time authorize Lender to debit payments due on the Loan and the Swap Contracts. Borrower is granting this security interest to Lender and Swap Counterparty for the purpose of securing the Obligations.

(b) At all times when any Swap Contract is in effect, all monthly payments owed by Borrower under the Note will be automatically deducted on their due dates from the Checking Account. Lender is hereby authorized to apply the amounts so debited to Borrower’s obligations under the Loan. Notwithstanding the foregoing, Lender will not automatically deduct the principal payment at maturity from the Checking Account.

(c) At all times when any Swap Contract is in effect, all payments owed by Borrower (or its Affiliate) under any Swap Contract will be automatically deducted on their due dates from the Checking Account. The preceding sentence includes Borrower’s authorization for Lender to debit from the Checking Account any monetary obligation owed by Borrower (or its Affiliate) to Swap Counterparty following any Early Termination Date, as defined under the Master Agreement. Swap Counterparty is hereby authorized to apply the amounts so debited to the obligations of Borrower (or its Affiliate) under the applicable Swap Contract.

(d) Lender will debit the Checking Account on the dates the foregoing payments become due; provided, however, that if a due date does not fall on a Banking Day, Lender will debit the Checking Account on the first Banking Day following such due date.

(e) Borrower shall maintain sufficient funds on the dates when Lender enters debits authorized by this Agreement. If there are insufficient funds in the Checking Account on any date when Lender enters any debit authorized by this Agreement, without limiting Lender’s other remedies in such an event, the debit will be reversed in whole or in part, in Lender’s sole and absolute discretion, and such amount not debited shall be deemed to be unpaid and shall be immediately due and payable in accordance with the terms of the Note and/or the Swap Contract, as applicable.

(f) So long as there is no Event of Default existing under this Agreement or any Swap Contract, Lender will automatically credit the Checking Account for payments owed by Swap Counterparty under the Swap Contract. Lender will credit the Checking Account on the dates the foregoing payments become due; provided, however, that if a due date does not fall on a Banking Day, Lender will credit the Checking Account on the first Banking Day following such due date.

Schedule 8

Financial Covenants

1.         Guarantor Minimum Tangible Net Worth.

At all times Guarantor shall maintain on a consolidated basis (i) a Minimum Tangible Net Worth equal to at least 200% of the outstanding principal amount of the Loan, as determined by Lender and (ii) a Minimum Tangible Net Worth equal to at least Twenty Million and No/100 Dollars ($20,000,000.00), as determined by Lender.

“Minimum Tangible Net Worth” means the value of total assets (on the basis of the lower of cost or market) (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities.

“Subordinated Liabilities” means liabilities subordinated to the Borrower’s obligations to the Lender in a manner acceptable to the Lender in its sole discretion.

2.         Guarantor’s Unencumbered Liquid Assets.

At all times Guarantor shall maintain Unencumbered Liquid Assets having an aggregate market value of not less than the greater of (i) Five Million and No/100 Dollars ($5,000,000.00) or (ii) Twenty Percent (20%) of the outstanding principal amount of the Loan.

“Unencumbered Liquid Assets” means the following assets (excluding assets of any retirement plan) which (i) are not the subject of any lien, pledge, security interest or other arrangement with any creditor to have his claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the owner of the asset, (ii) are held solely in the name of one or more credit parties subject to this covenant (with no other persons or entities having ownership rights therein), (iii) may be converted to cash within five (5) days, (iv) are otherwise acceptable to the Lender in its sole discretion and (v) are not being counted or included to satisfy any other liquidity requirement under any other obligation, whether with the Lender or any other lender, unless otherwise expressly agreed by the Lender in writing:

(a) Cash or cash equivalents held in the United States and denominated in United States dollars;

(b) United States Treasury or governmental agency obligations which constitute full faith and credit of the United States of America;

(c) Commercial paper rated P-1 or A1 by Moody’s or S&P, respectively;

(d) Medium and long-term securities rated investment grade by one of the rating agencies described in (c) above;

(e) Eligible Stocks; and

(f) Mutual funds quoted in The Wall Street Journal which invest primarily in the assets described in (a) – (e) above.

“Eligible Stocks” includes any common or preferred stock which (i) is not control or restricted stock under Rule 144 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or subject to any other regulatory or contractual restrictions on sales, (ii) is traded on a U. S. national stock exchange, including NASDAQ, with a liquidity on such exchange for such stock acceptable to the Lender and (iii) has, as of the close of trading on the applicable exchange (excluding after hours trading), a per share price of at least Ten Dollars ($10).

3.         Additional Negative Covenants.

Guarantor	shall not, without the Lender’s prior written consent and approval:

(a)	Enter into any consolidation, merger, or other combination, or convert to another form of business entity.

(b)	Intentionally Omitted.

(c)	Engage in any business activities substantially different from the Guarantor’s present business.

(d)	Liquidate or dissolve the Guarantor’s business.

(e)	Voluntarily suspend its business.

(f)	Intentionally Omitted.

(g) Incur secured or unsecured debt (including guarantying the debt of another) except that Guarantor may incur trade debt in the ordinary course of its business and operations provided such trade debt (i) is due and payable within sixty (60) days, (ii) all such trade debt does not in the aggregate equal or exceed, at any time, 2% of the outstanding principal balance of the Loan and (iii) is not evidenced by a written obligation. In connection with any parcel of improved real property owned by an entity which is wholly owned by Opportunity OP and which entity is not a Borrower (a “Non-Borrower Entity”) and which improved real property is not part of the Collateral Pool, Lender agrees that it will not unreasonably withhold its prior written consent to Guarantor’s execution and delivery to a “Qualified Lender” (as hereinafter defined) of a guaranty and/or indemnity agreement which is solely with respect and limited to standard and typical non-recourse loan carve-out obligations for a non-recourse loan to be made by the Qualified Lender to the Non-Borrower Entity and which non-recourse loan is to be secured by such improved real property owned by the Non-Borrower Entity and which is not part of the Collateral Pool.

For purposes hereof, the term “Qualified Lender” shall mean any Person (other than a natural Person) that is:

(i)	a commercial bank organized under the laws of the United States of America or any State thereof;

(ii)	a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States of America;

(iii)	a life insurance company organized under the laws of any State of the United States of America, or organized under the laws of any country and licensed as a life insurer by any State within the United States of America;

(iv)	a nationally recognized investment banking company or other nationally recognized financial institution in the business of making commercial real estate loans or operating commercial real estate, or an Affiliate thereof (other than any Person which is a Borrower or any Guarantor) organized under the laws of any State of the United States;

(v)	a hedge fund or “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended) organized under the laws of the United States of America or any State thereof that is engaged in making, purchasing, holding or investing in commercial mortgage loans and similar extensions of credit in the ordinary course of its business (other than any Person which is directly or indirectly an Affiliate of any of Borrower or Guarantor) or

(vi)	otherwise accepted by Lender, in Lender’s sole and absolute discretion, as a “Qualified Lender”.